                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                          MORETON BAY VENTURES PTY LTD,
                           an Australian corporation,


                                   LINEO, INC.
                           a Delaware, USA corporation


                                       AND


                            THE SELLERS NAMED HEREIN


                            DATED AS OF MAY 10, 2000



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                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
ARTICLE 1.        DEFINITIONS......................................................................................5

ARTICLE 2.        SALE OF SHARES; CLOSING.........................................................................10
   2.1            PURCHASE AND SALE...............................................................................10
   2.2            PURCHASE PRICE..................................................................................10
   2.3            DELIVERY OF CORPORATION SHARES; PAYMENT.........................................................11
   2.4            TIME AND PLACE OF CLOSING.......................................................................11

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES OF CORPORATION...................................................11
   3.1            ORGANIZATION, ETC...............................................................................11
   3.2            AUTHORIZATION; EXECUTION; BINDING EFFECT........................................................12
   3.3            CAPITALIZATION; SHARE OWNERSHIP.................................................................12
   3.4            SUBSIDIARIES....................................................................................13
   3.5            NO CONFLICTING AGREEMENTS OR CHARTER PROVISIONS.................................................13
   3.6            CONSENTS, APPROVALS, LICENSES, ETC..............................................................13
   3.7            LITIGATION......................................................................................14
   3.8            FINANCIAL STATEMENTS............................................................................14
   3.9            NO UNDISCLOSED LIABILITIES......................................................................14
   3.10           COMPLIANCE WITH LAWS; PERMITS...................................................................14
   3.11           NO ADVERSE CHANGES..............................................................................14
   3.12           CERTAIN TRANSACTIONS............................................................................15
   3.13           BENEFIT PLANS...................................................................................15
   3.14           TAX MATTERS.....................................................................................16
   3.15           CONTRACTS.......................................................................................17
   3.16           LEASED PROPERTY.................................................................................17
   3.17           INTELLECTUAL PROPERTY...........................................................................18
   3.18           COMPLIANCE WITH ENVIRONMENTAL LAWS..............................................................18
   3.19           NO BROKERS......................................................................................19
   3.20           BOOKS AND RECORDS...............................................................................19
   3.21           TITLE TO PROPERTIES; ENCUMBRANCES...............................................................19
   3.22           CONDITION AND SUFFICIENCY OF ASSETS.............................................................19
   3.23           ACCOUNTS RECEIVABLE.............................................................................19
   3.24           INVENTORY.......................................................................................19
   3.25           INSURANCE.......................................................................................19
   3.26           LABOR RELATIONS; COMPLIANCE.....................................................................20
   3.27           CERTAIN PAYMENTS................................................................................20
   3.28           DISCLOSURE......................................................................................20
   3.29           EQUITY..........................................................................................20

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF THE SELLERS...................................................20
   4.1            CAPACITY; EXECUTION; VALIDITY; BINDING EFFECT...................................................20
   4.2            SHARE OWNERSHIP.................................................................................20
   4.3            NO OTHER RIGHTS.................................................................................21
   4.4            NO CONFLICTING AGREEMENTS.......................................................................21
   4.5            CONSENTS, APPROVALS, LICENSES, ETC..............................................................21
   4.6            LITIGATION......................................................................................21



   4.7            NO BROKERS......................................................................................21
   4.8            NO U.S. PERSONS.................................................................................22
   4.9            INVESTMENT EXPERIENCE AND INTENT................................................................22

ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF BUYER.........................................................22
   5.1            ORGANIZATION AND CORPORATE POWER................................................................22
   5.2            AUTHORIZATION AND NON-CONTRAVENTION.............................................................22
   5.3            CAPITALIZATION..................................................................................23
   5.4            SUBSIDIARIES; INVESTMENTS.......................................................................23
   5.5            FINANCIAL STATEMENTS............................................................................23
   5.6            ABSENCE OF UNDISCLOSED LIABILITIES..............................................................23
   5.7            ABSENCE OF CHANGES..............................................................................24
   5.8            TITLE; CONDITION OF PROPERTY....................................................................24
   5.9            CERTAIN CONTRACTS AND ARRANGEMENTS..............................................................24
   5.10           INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS.............................................26
   5.11           LITIGATION......................................................................................26
   5.12           TAX MATTERS.....................................................................................27
   5.13           EMPLOYEE BENEFIT PLANS..........................................................................27
   5.14           LABOR LAWS......................................................................................27
   5.15           EMPLOYEES.......................................................................................27
   5.16           HAZARDOUS WASTE, ETC............................................................................28
   5.17           BUSINESS; COMPLIANCE WITH LAWS..................................................................28
   5.18           INVESTMENT BANKING; BROKERAGE...................................................................28
   5.19           INSURANCE.......................................................................................28
   5.20           TRANSACTIONS WITH AFFILIATES....................................................................28
   5.21           SUPPLIERS.......................................................................................28
   5.22           CERTAIN EVENTS..................................................................................29
   5.23           REGISTRATION RIGHTS.............................................................................29
   5.24           DISCLOSURE......................................................................................29
   5.25           CORPORATE DOCUMENTS.............................................................................29
   5.26           OFFERING........................................................................................29
   5.27           INVESTMENT COMPANY..............................................................................30
   5.28           SUPPLEMENTAL REMUNERATION.......................................................................30
   5.29           GOVERNMENTAL CONSENTS...........................................................................30

ARTICLE 6.        COVENANTS OF SELLERS, BUYER AND CORPORATION.....................................................30
   6.1            INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND RECORDS.....................................30
   6.2            REGULATORY AND OTHER AUTHORIZATIONS.............................................................30
   6.3            REASONABLE EFFORTS; CONSENTS AND NOTIFICATIONS..................................................31
   6.4            FURTHER ASSURANCES..............................................................................31
   6.5            CONDUCT OF BUSINESS OF THE CORPORATION AND SUBSIDIARIES.........................................32
   6.6            PRESERVATION OF BUSINESS........................................................................33
   6.7            ANNOUNCEMENTS...................................................................................33
   6.8            NO SOLICITATION.................................................................................33
   6.9            RIGHT TO UPDATE AND CURE........................................................................34
   6.10           MARKET STAND-OFF AGREEMENT......................................................................34
   6.11           SECURITIES LAW COMPLIANCE.......................................................................34

ARTICLE 7.        CONDITIONS TO BUYER'S OBLIGATION TO CLOSE.......................................................35
   7.1            REPRESENTATIONS; WARRANTIES AND COVENANTS OF THE CORPORATION AND THE SELLERS....................35


                                       3
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   7.2            FILINGS; CONSENTS; WAITING PERIODS..............................................................35
   7.3            NO INJUNCTION...................................................................................35
   7.4            CLOSING DELIVERIES..............................................................................35
   7.5            ABSENCE OF LITIGATION...........................................................................37
   7.6            NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.............................................37
   7.7            NO MATERIAL ADVERSE EFFECT......................................................................37
   7.8            GENERAL RELEASE.................................................................................37
   7.9            TAX FILING CODE SECTION 338(g) ELECTION.........................................................38

ARTICLE 8.        CONDITIONS TO SELLERS'OBLIGATIONS TO CLOSE......................................................38
   8.1            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER..........................................38
   8.2            FILINGS; CONSENTS; WAITING PERIODS..............................................................38
   8.3            NO INJUNCTION...................................................................................38
   8.4            CLOSING DELIVERIES..............................................................................38
   8.5            ABSENCE OF LITIGATION...........................................................................39
   8.6            ABSENCE OF LITIGATION...........................................................................39

ARTICLE 9.        SURVIVAL; INDEMNIFICATION.......................................................................39
   9.1            INDEMNIFICATION.................................................................................39
   9.2            LIMITATIONS ON INDEMNIFICATION..................................................................41

ARTICLE 10.       TERMINATION.....................................................................................42
   10.1           TERMINATION.....................................................................................42
   10.2           PROCEDURE AND EFFECT OF TERMINATION.............................................................43

ARTICLE 11.       MISCELLANEOUS...................................................................................43
   11.1           COUNTERPARTS....................................................................................43
   11.2           GOVERNING LAW...................................................................................43
   11.3           NO THIRD PARTY BENEFICIARIES....................................................................43
   11.4           ENTIRE AGREEMENT................................................................................44
   11.5           EXPENSES........................................................................................44
   11.6           NOTICES.........................................................................................44
   11.7           SUCCESSORS AND ASSIGNS..........................................................................44
   11.8           HEADINGS; DEFINITIONS...........................................................................45
   11.9           AMENDMENTS AND WAIVERS..........................................................................45
   11.10          VENUE; SERVICE OF PROCESS.......................................................................45
   11.11          ARBITRATION.....................................................................................45
   11.12          ATTORNEYS'FEES..................................................................................46
   11.13          SEVERABILITY OF PROVISIONS; JEOPARDY............................................................47
   11.14          SELLER APPROVAL.................................................................................47

Exhibits
--------
Exhibit A         List of Sellers
Exhibit B         Option Holders
Exhibit C         Deed of Release

Schedules
---------
Corporation Disclosure Schedule
Buyer Disclosure Schedule
Seller Disclosure Schedule

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated as of May 10, 2000 is made and entered into by and among all of the Sellers listed on EXHIBIT A hereto (each a "Seller" and collectively the "Sellers"), Moreton Bay Ventures Pty Ltd, ACN 069 159 539, an Australian corporation (the "Corporation"), and Lineo, Inc., a Delaware, USA, corporation (the "Buyer").

         WHEREAS, the Sellers own all of the shares of the Corporation issued and outstanding as of the date of this Agreement, with each Seller owning that number of shares of the Corporation set forth opposite such Seller's name in EXHIBIT A hereto; and

         WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, all of the shares of the Corporation issued and outstanding as of the date of this Agreement upon the terms and subject to the conditions set forth in this Agreement (the sale and purchase of such shares are referred to in this Agreement as the "Share Purchase");

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, and subject to the terms and conditions hereinafter set forth, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "ACCOUNTANTS" shall have the meaning set forth in Section 2.2(b).

         1.2 "ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 3.23.

         1.3 "AFFILIATE" shall mean, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         1.4 "AGREEMENT" shall mean this Stock Purchase Agreement, together with the Buyer Disclosure Schedule, the Corporation Disclosure Schedule and the Seller Disclosure Schedule, as the same may be updated or amended from time to time as provided herein.

         1.5 "ASSOCIATE" shall mean, with respect to any Person, any corporation or other business organization of which such Person is an executive officer (as such term is defined in Rule 3b-7 under the 1934 Act), or the Corporations Law of Queensland, Australia, (as the context requires), or partner or is the beneficial owner, directly or indirectly, of ten percent or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person.

         1.6 "AUDITED FINANCIAL STATEMENTS" shall mean the audited balance sheet of the Corporation at March 31, 2000, and the related audited consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended, including related footnotes, in each case as examined by and accompanied by the report of an independent certified public accountant, which Audited Financial Statements are included in the Corporation Disclosure Schedule.

         1.7 "AUTHORITY" shall mean any Australian, foreign, federal, provincial state or local entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

         1.8 "BALANCE SHEET" shall mean the unaudited consolidated balance sheet of the Corporation as of March 31, 2000, included in the Interim Financial Statements.

         1.9 "BENEFIT PLANS" shall mean any and all private or Government plans, programs, Welfare Plans, Pension Plans and other arrangements under which or through which the Corporation, any Subsidiary or any Affiliate provides, or has an obligation to provide, or makes, or has an obligation to make, contributions, compensation or benefits of any kind or description whatsoever (whether current or deferred and whether paid in cash or in kind) to, or on behalf of, one, or more than one, employee or director or former employee or former director, other than any plans, programs or other arrangements which only provide for the payment of cash compensation currently from the general assets of the Corporation, any Subsidiary or any Affiliate on a payday by payday basis as base salary or hourly wages for current services.

         1.10 "BUSINESS" shall mean the internet software and appliance development business of Moreton Bay Ventures Pty Ltd.

         1.11 "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Salt Lake City, Utah, USA.

         1.12 "BUYER" shall have the meaning set forth in the first paragraph of the Agreement.

         1.13 "BUYER DISCLOSURE SCHEDULE" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered to the Sellers by the Buyer.

         1.14 "BUYER FINANCIAL STATEMENTS" shall have the same meaning as set forth in Section 5.5.

         1.15 "BUYER RIGHTS" shall have the meaning set forth in Section 5.10.

         1.16 "BYLAWS" shall mean the Bylaws, as amended, of Buyer.

         1.17 "CERTIFICATE OF INCORPORATION" shall mean Certificate of Incorporation and all amendments thereto of Buyer.

         1.18 "CLOSING" shall have the meaning set forth in Section 2.4.

         1.19 "CLOSING BALANCE SHEET" shall have the meaning set forth in
Section 2.2(b).

         1.20 "CLOSING DATE" shall mean the date and effective time at which the Closing occurs.

         1.21 "CODE" shall mean the United States of America Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

         1.22 "CORPORATION AFFILIATE" shall have the meaning set forth in
Section 3.12.

         1.23 "CONTRACT" shall mean any contract, agreement, indenture, note, bond, loan agreement, letter of credit agreement, line of credit agreement, instrument, lien, conditional sales contract, mortgage, franchise, commitment, obligation or other arrangement or agreement, but shall exclude leases of real or personal property and insurance policies.

         1.24 "CORPORATION" shall mean Moreton Bay Ventures Pty Ltd. ACN 069 159 539, an Australian corporation.

         1.25 "CORPORATION DISCLOSURE SCHEDULE" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered to the Buyer by the Corporation.

         1.26 "CORPORATION SHARES" shall have the meaning set forth in Section 2.1.

         1.27 "EMPLOYEE BENEFIT PLAN" shall have the same meaning set forth in
Section 5.13.

         1.28 "ENCUMBRANCES" shall mean any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or other encumbrance of any kind.

         1.29 "ENVIRONMENTAL LAWS" shall mean all applicable laws, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of all in whatever jurisdiction, and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of hazardous substances, including but not limited to those pertaining to reporting, licensing, permitting, investigating, and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances.

         1.30 "EQUITY" shall have the meaning set forth in Section 2.2(c).

         1.31 "ERISA" shall have the meaning set forth in Section 5.13.

         1.32 "FAMILY MEMBER" shall mean with respect to a particular individual, such individual's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

         1.33 "FINANCIAL STATEMENTS" shall mean the Audited Financial Statements and the Interim Financial Statements of the Corporation.

         1.34 "GAAP" shall mean generally accepted accounting principles (as such term is used in the applicable country's professional accounting standards) from time to time in effect.

         1.35 "HAZARDOUS SUBSTANCE" shall mean any substance or waste which is listed as hazardous, regulated or toxic, or is a contaminant, pollutant or hazardous or toxic substance or waste under any Environmental Laws, or any substance or waste which has been determined at any time by regulation, ruling or otherwise by any Authority to be a contaminant, pollutant or hazardous or toxic substance and which shall include, without limitation, hazardous waste, any medical waste, biohazardous waste, industrial waste and special waste.

         1.36 "INDEMNIFYING SELLERS" shall mean Robert A. Waldie, Mary E. Waldie and Peter Cronk, as a trustee of the Cronk Superannuation Fund.

         1.37 "INDEMNIFIED LOSSES" shall have the meaning set forth in Section 9.1(a).

         1.38 "INDEMNITEES" shall have the meaning set forth in Section 9.1(a).

         1.39 "INTERIM FINANCIAL STATEMENTS" shall mean the Balance Sheet as of [NEED DATE] and the related unaudited consolidated statement of operations, changes in shareholders' equity and cash flows for the three month period then ended, including related footnotes, if any, which Interim Financial Statements are included in the Corporation Disclosure Schedule.

         1.40 "INTELLECTUAL PROPERTY" means each and every and any and all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, procedures, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, linux embedded platforms and related documentation, technical information, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         1.41 "IRS" shall mean the U.S. Internal Revenue Service.

         1.42 "KNOWLEDGE" shall mean (i) in the case of any Seller, knowledge of such Seller, and if such Seller is an entity, knowledge of any officer or director of such entity, (ii) in the case of the Buyer, knowledge of any officer or director of the Buyer, and (iii) in the case of the Corporation or any Subsidiary, knowledge of any officer or director of the Corporation or such Subsidiary. An individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) with respect to Sections 3.26 and 6.11 only, such individual would likely discover or otherwise become aware of such fact or other matter by exercising the care an ordinarily prudent person in a like position would exercise under similar circumstances.

         1.43 "LEASES" shall have the meaning set forth in Section 3.16.

         1.44 "LINEO OPTIONS" shall mean the options referred to in Section 2.3(c).

         1.45 "LINEO SHARES" shall have the meaning set forth in Section 2.2.

         1.46 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, properties, assets (including intangible assets), liabilities (contingent or otherwise), financial condition or results of operations of the Corporation and the Subsidiaries, taken as a whole.

         1.47 "MBV OPTIONS" shall mean the options on issue in the Corporation as set out in EXHIBIT B.


         1.48 "OPTION HOLDERS" shall mean the holders of MBV Options as set out in EXHIBIT B.

         1.49 "PERMITS" shall mean all permits, licenses and other approvals, certificates of need, accreditations, participation agreements, consents, authorizations, certificates of authority and orders.

         1.50 "PERMITTED ENCUMBRANCES" shall mean (i) Encumbrances for Taxes not yet due and payable and for property Taxes being contested in good faith, (ii) Encumbrances and imperfections of title that do not secure payment of borrowed money and the existence of which, in the aggregate, do not have a Material Adverse Effect.

         1.51 "PERSON" shall mean an individual, firm, trust, association, corporation, limited liability company, partnership, limited partnership, limited liability partnership, Authority or other entity.

         1.52 "PLAN" shall have the same meaning set forth in Section 5.3.

         1.53 "PURCHASE PRICE" shall have the meaning set forth in Section 2.2.

         1.54 "RELATED PARTY" shall have the meaning set forth in Section 3.12.

         1.55 "SELLER" and "SELLERS" are identified on EXHIBIT A hereto.

         1.56 "SELLER DISCLOSURE SCHEDULE" shall mean the disclosure schedules, dated as of the date of this Agreement, delivered to the Buyer by any Seller.

         1.57 "SHARE PURCHASE" shall have the meaning set forth in the Recitals hereto.

         1.58 "SUBSIDIARY" shall mean a corporation, partnership or other entity of which the Corporation (i) has the power to elect more than fifty percent (50%) of the board of directors or other governing authority either directly or indirectly or (ii) owns or controls more than fifty percent (50%) of the outstanding equity securities or equity interests either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities or equity interests is owned directly or indirectly by its parent.

         1.59 "SUBSIDIARY SHARES" shall have the meaning set forth in Section 3.4(b).

         1.60 "SUPPLIER" OR "SUPPLIERS" shall have the same meaning set forth in
Section 5.21.

         1.61 "SURVIVAL PERIOD" shall have the meaning as set forth in Section 9.1(f).

         1.62 "TAKEOVER PROPOSAL" shall mean any proposal for a merger, consolidation, acquisition of all or substantially all of the capital shares or assets of the Corporation or the acquisition of a substantial equity interest in the Corporation or a substantial portion of the consolidated assets of the Corporation, or any solicitation of proxies in connection with any meeting for the purpose of effecting a business combination or change in control.

         1.63 "TAX" or "TAXES" shall mean all taxes, levies, imposts, duties, excises, licenses and resignation fees, and charges of any kind or nature whatsoever including, without limitation, income tax withholding, unemployment and social welfare taxes, sales and use taxes and property taxes, stamp duty, fringe benefits tax, capital gains, tax, payroll tax and interest, penalties and additions to tax with respect to any of the above.

         1.64 "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment to such documents and any amendment of such documents.

         1.65 "THIRD PARTY INTERESTS" shall mean any security interest, lease, license, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party.

         1.66 "U.S. PERSON" shall mean: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

         1.67 "UNDISCLOSED LIABILITY" shall mean an obligation, indebtedness or liability of any nature (each of which, for purposes of this definition, is assumed to be material), which is not reserved against or disclosed on the Balance Sheet, or in the notes to the Balance Sheet or to the Interim Financial Statements, and which is not so reflected, reserved against or otherwise disclosed in this Agreement or the Corporation Disclosure Schedule.

         1.68 "1933 ACT" shall mean the U.S. Securities Act of 1933, as amended.

         1.69 "1934 ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended.

         1.70 "1940 ACT" shall have the meaning set forth in Section 5.27.

         1.71 OTHER DEFINED TERMS. The terms defined in the first paragraph and in the whereas clauses shall have the meanings given to such terms in such paragraph and whereas clauses.

                                   ARTICLE 2.

                             SALE OF SHARES; CLOSING

         2.1 PURCHASE AND SALE. Subject to the satisfaction or waiver of the conditions to the Closing set forth in this Agreement, at the Closing the Sellers will sell, and the Buyer will purchase, ordinary shares of the Corporation, free from all Third Party Interests, which constitute, and will constitute as of the Closing, all of the issued and outstanding shares on issue in the Corporation (collectively, the "Corporation Shares"), with the amount of Corporation Shares to be sold by each Seller set forth opposite such Seller's name on EXHIBIT A hereto.

         2.2 PURCHASE PRICE.

                  (a) In full payment of the Corporation Shares, the Buyer shall pay and deliver to the Sellers an aggregate purchase price consisting of the Purchase Price. The Purchase Price consists of [956,315] shares of the unregistered Series D Convertible Preferred Stock of the Buyer (the "Lineo Shares"), and Ten Thousand Dollars in currency of the United States of America (USD $10,000). The Closing Purchase Price shall be paid to and allocated among each of the Sellers as set forth opposite each Seller's name on EXHIBIT A hereto.

                  (b) The Corporation will use diligent efforts to cause Arthur Andersen LLP (the "Accountants") to prepare an audited consolidated balance sheet ("Closing Balance Sheet") of the Corporation and its Subsidiaries as of the Closing Date, including a computation of the Corporation's Equity, as defined below, as of the Closing Date. The Corporation will deliver the Closing Balance Sheet to the Buyer and Seller within thirty (30) days after the Closing Date. The Closing Balance Sheet will be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Audited Financial Statements, including without limitation accruals, prepaid expenses and taxes.

                  (c) "Equity" as used herein shall mean the excess of (x) the sum of cash, net receivables and net inventory, over (y) the sum of accounts payable, amounts outstanding under the

Corporation's line of credit, long-term debt (including the current portion thereof) and other accrued liabilities.

         2.3 DELIVERY OF CORPORATION SHARES; PAYMENT.

                  (a) DELIVERY OF CORPORATION SHARES. At the Closing, each Seller, severally and not jointly, shall sell, assign, transfer and deliver to the Buyer the number of the Corporation Shares set forth opposite such Seller's name on EXHIBIT A by delivery to the Buyer of a certificate or certificates representing such Corporation Shares, accompanied by duly executed share transfer forms, in form and substance satisfactory to the Buyer and free and clear of all Encumbrances. The Corporation agrees to, as soon as practicable after the Closing and subject to stamping, accept for registration each transfer for the Corporation Shares and to issue to the Buyer a certificate or certificates, in the name of the Buyer, representing the Corporation Shares.

                  (b) PAYMENT OF THE PURCHASE PRICE. At the Closing, the Buyer shall pay to the Sellers the Purchase Price as set forth on EXHIBIT A.

                  (c) The Corporation and the Option Holders agree that all MBV Options will be cancelled on and from the date of issue by the Buyer to the Option Holders of Lineo Options in the amounts set forth on EXHIBIT B. The Buyer agrees to issue the Lineo Options within a reasonable time after the Closing. Each Lineo Option will be exercisable for one share of common stock of Buyer at an exercise price of $3.00 per share.

         2.4 TIME AND PLACE OF CLOSING. The closing (the "Closing") of the Share Purchase will be held at the office of the Corporation at 2:00 p.m. on May 10, 2000 or such other time and place as shall be agreed to by the parties.

         2.5 Waiver of rights. Each of the Sellers:

                  (a) agrees to waive any right under the Articles of Association of the Corporation to require the Corporation or its directors to give any notice in respect of the sale of the Corporation Shares;

                  (b) declares in accordance with the Articles of Association of the Corporation that the Buyer is a desirable person to whom it is in the interests of the Corporation for the Corporation Shares to be transferred; and

                  (c) waives any right to require another Seller or the Corporation to transfer or cause to be transferred any Corporation Shares to the Seller.

                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF CORPORATION

         The Corporation represents and warrants to the Buyer that the statements contained in this Article 3 are true and correct, except as set forth in the Corporation Disclosure Schedule.

         3.1 ORGANIZATION, ETC. The Corporation and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdictions of incorporation and has all requisite corporate or other power and authority (i) to conduct its business as it is now conducted and to own or lease all of the properties owned or leased by it, and (ii) in the case of the Corporation, to enter into and perform its obligations under this Agreement and to undertake the transactions contemplated hereby. True, correct and complete copies of the Articles of Incorporation and Bylaws of the Corporation (or other constituting documents) and each Subsidiary as of the date of this Agreement have been previously delivered or made available to the Buyer. The corporate records and minute books of the Corporation and each Subsidiary contain complete, comprehensive and accurate minutes of all meetings and other corporate actions of the incorporators, directors, committees of directors and shareholders of the Corporation and each Subsidiary held, in the case of the Corporation, since its date of incorporation and, in the case of each Subsidiary, since the date of its acquisition by the Corporation, and the share certificate books and register of shareholders of the Corporation and each Subsidiary are complete and accurate, reflecting all transactions in the equity securities of the Corporation and each Subsidiary. The Corporation's and each Subsidiary's share transfer records reflect fully all issuances, transfers and redemptions of the Corporation Shares and each Subsidiary's shares since the date of incorporation. The Corporation and each Subsidiary is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions in which the ownership or lease of property by it or the conduct of its business makes such qualification necessary, a complete list of which jurisdictions is set forth in Section 3.1 of the Corporation Disclosure Schedule.

         3.2 AUTHORIZATION; EXECUTION; BINDING EFFECT. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all requisite corporate action on the part of the Corporation, and this Agreement has been duly executed and delivered by the Corporation. Assuming due execution and delivery by the other parties, this Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally.

         3.3 CAPITALIZATION; SHARE OWNERSHIP. The issued shares, options and warrants of the Corporation and each Subsidiary are listed in Section 3.3 of the Corporation Disclosure Schedule. All outstanding capital shares of the Corporation and each Subsidiary have been duly authorized and validly issued, are fully paid, and have in no case been issued in violation of any preemptive rights granted by the Corporation or the applicable Subsidiary. All outstanding capital shares of the Corporation or any Subsidiary were authorized, offered, issued and sold in accordance with applicable law. Neither the Corporation or any Subsidiary has any capital shares in its treasury, other than shares which have been repurchased pursuant to a promissory note that is not yet fully paid. Except as set forth in Section 3.3 of the Corporation Disclosure Schedule, there is no existing subscription, option, warrant, call, right, commitment or other agreement (whether statutory or contractual) to which the Corporation or any Subsidiary is a party requiring, and there are no convertible securities of the Corporation or any Subsidiary outstanding which upon conversion would require, directly or indirectly, the issuance of any additional capital shares of the Corporation, a Subsidiary or other securities convertible into or exercisable or exchangeable for capital shares of the Corporation, a Subsidiary, or any other equity security of the Corporation or a Subsidiary, and there are no obligations (contingent or otherwise) of the Corporation or any Subsidiary (i) to repurchase, redeem or otherwise acquire any outstanding capital shares of the Corporation or the capital shares of, or other equity interests in, any Subsidiary, or (ii) except for guarantees of obligations of, or loans and advances to, the Corporation or any Subsidiary, provide funds to, or make investments in, or provide any guarantee with respect to the obligations of, any other Person. There are no bonds, debentures, notes, lines of credit, letters of credit, or other indebtedness issued and outstanding having the right to vote on any matters on which the Corporation's shareholders may vote. The Corporation Shares to be sold pursuant to this Agreement constitute all of the issued shares of the Corporation. The Corporation has granted no Person any registration rights in respect of capital shares of the corporation or securities convertible into or exercisable or exchangeable for capital shares of the Corporation. Each Seller is the sole record owner of the shares of the Corporation listed beside such Seller's name in EXHIBIT A.

         3.4 SUBSIDIARIES.

                  (a) Other than the Subsidiaries, if any, set forth in Section 3.4(a) of the Corporation Disclosure Schedule, there are no corporations, partnerships, limited liability companies, joint ventures, business trusts, associations, or other entities (i) over which the Corporation has control (whether absolute or shared) or a right to exercise control, or (ii) in which the Corporation owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

                  (b) Section 3.4(b) of the Corporation Disclosure Schedule sets forth the jurisdiction of incorporation of each Subsidiary, if any, its authorized capital stock, the number and class or series of its issued and outstanding shares of capital stock, and the current ownership by Corporation and its Subsidiaries of such shares (collectively, the "Subsidiary Shares"). The Subsidiary Shares constitute all the issued and outstanding shares of capital stock of the Subsidiaries. The Subsidiary Shares have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of any preemptive rights. There are no existing subscriptions, options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of any Subsidiary obligating any Subsidiary, directly or indirectly, to issue, sell, or otherwise transfer, or repurchase, redeem, or otherwise acquire any shares of its capital stock. Either the Corporation or another Subsidiary owns the Subsidiary Shares issued by the respective Subsidiaries free and clear of all Encumbrances, except Encumbrances arising out of, under or in connection with this Agreement. There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Subsidiary Shares.

         3.5 NO CONFLICTING AGREEMENTS OR CONSTITUTION PROVISIONS. Except as set forth in Section 3.5 of the Corporation Disclosure Schedule, the execution and delivery of this Agreement, the compliance with and performance of the terms and provisions of this Agreement, and the consummation of the transactions contemplated hereby by the Corporation will not (i) conflict with or result in the contravention or breach of the terms, conditions or provisions of, (ii) constitute a default (or an event which, with notice, lapse of time, or both, would constitute a default) under, (iii) result in any violation of, (iv) require the obtaining of any consent or approval of, the taking of any action of, the making of any filing with, or the giving of any notice to, any Person (except such consents, approvals, actions, filings and notices that will have been obtained, taken, made, given or effectively waived prior to the Closing, a true, correct and complete list of which is set forth in Section 3.5 of the Corporation Disclosure Schedule) as a result of or under the terms of, (v) result in or give to any Person any right of termination, cancellation, acceleration, modification, or increased or accelerated rights, entitlements or payments under, or (vi) result in the creation or imposition of any Encumbrance upon the Corporation or any Subsidiary or any of their respective assets or the Corporation Shares under: (A) the Constitution of the Corporation or any Subsidiary or any resolutions adopted by the shareholders or the Board of Directors or any committee of the Board of Directors of the Corporation or any Subsidiary; (B) any order, judgment, decree, license, permit, statute, law, rule, or regulation to which the Corporation or any Subsidiary or any of their respective assets is subject; or (C) any provision of any Contract to which the Corporation or any Subsidiary is party or by which the Corporation or any Subsidiary or any of their respective assets is bound except, in the case of clauses (B) and (C), for any such violations, breaches, defaults, terminations, cancellations or accelerations which in the aggregate would not be reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Corporation or any Subsidiary to consummate the transactions contemplated by this Agreement.

         3.6 CONSENTS, APPROVALS, LICENSES, ETC. No Permit by or from, or declaration, filing or registration with, or notification to, any Authority is required to be made or obtained by the Corporation or any Subsidiary in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, except as set forth in
Section 3.6 of the

Corporation Disclosure Schedule, and except where the failure to obtain the Permit, or make the declaration, filing, registration, or notification would not have a Material Adverse Effect or a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

         3.7 LITIGATION. Except as set forth in Section 3.7 of the Corporation Disclosure Schedule, there is no action, suit, proceeding or investigation in progress or pending or, to the Knowledge of the Corporation or any Subsidiary, threatened or contemplated, at law or in equity, in any court or before or by any Authority against or relating to the Corporation or any Subsidiary or any of their respective properties, or the conduct of the Corporation's or any Subsidiary's business as currently operated or contemplated to be operated, which in any case would be reasonably likely to have a Material Adverse Effect or a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement. Except as set forth in Section 3.7 of the Corporation Disclosure Schedule, there is not currently outstanding against the Corporation or any Subsidiary any judgment, decree, injunction, ruling or order of any Authority which, insofar as it can be reasonably foreseen, individually or in the aggregate, would have a Material Adverse Effect.

         3.8 FINANCIAL STATEMENTS. The Audited Financial Statements (i) have been prepared based upon, and are consistent with, the books and records of the Corporation and the Subsidiaries (which books and records are correct and complete in all material respects), and (ii) fairly present the financial position, results of operations, changes in shareholders' equity and cash flows of the Corporation on a consolidated basis as of the dates and for the periods set forth in such Audited Financial Statements, in accordance with applicable country GAAP applied consistently throughout the periods involved, except normal year-end audit adjustments with respect to the Interim Financial Statements. The balance sheets included in the Audited Financial Statements accurately reflect all properties and assets of the Corporation and each Subsidiary, whether real, personal or mixed, which are required to be reflected on such balance sheets in accordance with applicable country GAAP, consistently applied.

         3.9 NO UNDISCLOSED LIABILITIES. The Corporation and its Subsidiaries have no Undisclosed Liabilities outstanding on the date of this Agreement, whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect, except as set forth in
Section 3.9 of the Corporation Disclosure Schedule.

         3.10 COMPLIANCE WITH LAWS; PERMITS. The Corporation and the Subsidiaries have complied with, and are not in violation of, and have not received any notices of violation with respect to, any national, provincial or local statute, law, regulation or ordinance with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations that would not be reasonably likely to have a Material Adverse Effect.

         3.11 NO ADVERSE CHANGES. Since the date of the Audited Financial Statements, except as set forth in Section 3.11 of the Corporation Disclosure Schedule or as contemplated by this Agreement, there has not been, occurred or arisen:

                           (i) any change, destruction or loss not covered by
insurance with respect to the Corporation or any Subsidiary having a Material Adverse Effect;

                           (ii) any material change by the Corporation and any
Subsidiary in its accounting methods, principles or practices;

                           (iii) any material revaluation of any of the assets
of the Corporation or any Subsidiary, including, without limitation, writing down the value of inventory; or

                           (iv) any other event that resulted in a Material
Adverse Effect.

         3.12 CERTAIN TRANSACTIONS. Except as set forth in Section 3.12 of the Corporation Disclosure Schedule, to the Knowledge of the Corporation or any
Subsidiary:

                           (i) No (A) Seller, and no Family Member, Affiliate or
Associate of any Seller (other than the Corporation and its Subsidiaries), (B) officer, director or other Affiliate of the Corporation or any Subsidiary ("Corporation Affiliate"), and (C) Associate or Family Member of any Corporation Affiliate ("Related Party") directly or indirectly (1) sells to or purchases from the Corporation or any Subsidiary any products or services in any material amount, (2) has any interest in any corporation, partnership, limited liability company, proprietorship or other entity which sells to or purchases from the Corporation or any Subsidiary any products or services in any material amount,
(3) has any cause of action or claim against the Corporation or any Subsidiary in any material amount; or (4) has a beneficial interest in any Contract to which the Corporation or any Subsidiary is a party or which binds it or its assets;

                           (ii) The Corporation is not, and no Subsidiary is,
indebted, either directly or indirectly, to any Related Party in any amount other than current obligations for payments of salaries, bonuses and other fringe benefits for past services rendered and recorded on the books of the Corporation or a Subsidiary;

                           (iii) The Corporation is not, and no Subsidiary is,
indebted to any Seller in any amount for any management or other fees.

                           (iv) No Related Party is indebted to the Corporation
or any Subsidiary.

                           (v) No Seller is or ever has been a citizen or
resident of the United States of America nor has a permanent establishment therein.

                           (vi) The Corporation does not maintain and has never
maintained a Permanent Establishment, as defined in the Code, in the United States of America and the Corporation has never filed or is required to file a tax return with the IRS.

         3.13 BENEFIT PLANS.

                  (a) The Corporation and each Subsidiary has made available to Buyer true and correct copies of all Benefit Plans and, to the extent applicable, all related trust agreements, summary plan descriptions, actuarial reports, insurance contracts, administrative service agreements, maintained for the benefit of, or relating to, any current or former employee of the Corporation, each Subsidiary, and any Affiliate.

                  (b) With respect to the Benefit Plans, individually and in the aggregate, (i) no event has occurred, and to the Knowledge of the Corporation, there exists no condition or set of circumstances in connection with which the Corporation could be subject to any liability that is reasonably expected to have a Material Adverse Effect.

                  (c) With respect to the Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued, and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise properly footnoted in accordance with GAAP in the Financial Statements, which obligations are reasonably expected to have a Material Adverse Effect.

                  (d) With respect to each Benefit Plan, to the Knowledge of the Corporation, neither such Benefit Plan, nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction, which could create a liability that is reasonably expected to have a Material Adverse Effect.

                  (e) Except as set forth in Schedule 3.13 of the Corporation Disclosure Schedule, neither the Corporation nor any of its Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of the Corporation or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a change in control of the Corporation or other transaction involving the Corporation of the nature contemplated by this Agreement, (iii) agreement with any officer of the Corporation or any of its Subsidiaries providing any term of employment or compensation guarantee (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; or (v) agreement or commitment to provide health care, life insurance or other benefits after termination of employment, except for retirement benefits under the Corporation's retirement plans.

                  (f) Nothing contained in this Agreement shall limit or restrict the Corporation's or the Buyer's right from and after the Closing Date to amend or modify any Benefit Plan in such manner as the Corporation or the Buyer deems appropriate or to terminate a Benefit Plan.

         3.14 TAX MATTERS.

                  (a) The Corporation and each Subsidiary have (i) filed when due (after taking into account applicable extensions) with the appropriate agencies all Tax Returns required to be filed by them, and (ii) paid when due and payable all Taxes owed by them or, to the extent of Taxes not yet due and payable, have accrued or otherwise adequately reserved on the Financial Statements in material compliance with applicable country GAAP for the payment of such Taxes not yet due and payable. All such Tax Returns are correct and complete in all material respects. Complete and accurate copies of all such Tax Returns due or filed have been furnished or made available to the Buyer.

                  (b) There are no Taxes assessed or, to the Knowledge of the Corporation or any Subsidiary, asserted in respect of any Tax Returns filed by the Corporation or any Subsidiary or claimed to be due by any taxing authority or otherwise that are not accrued or adequately reserved for on the Financial Statements in accordance with GAAP. The Corporation is not, and no Subsidiary is, a party to any action or proceeding, and to the Corporation's or any Subsidiary's Knowledge, no action or proceeding is threatened or contemplated, for the assessment or collection of any Taxes, and the Corporation has received no deficiency notices or reports or any Subsidiary in respect of any Tax and has not lodged any private ruling requests with the Australian Tax Office. To the Knowledge of the Corporation or any Subsidiary, no Tax Return of the Corporation or any Subsidiary is currently being audited or, to the Corporation's or any Subsidiary's Knowledge, is scheduled for future audit by any Authority.

                  (c) The Corporation has complied with the provisions of part IIIAA of the Income Tax Assessment Act of 1936 (Cth) and has maintained proper records of franking debits and franking credits for the purposes of that Act.

                  (d) All documents to which the Corporation is a party or may be interested in the enforcement of, and all transfers of any issued shares (other than as contemplated by this Agreement), have been properly stamped if required under applicable stamp duty legislation.

         3.15 CONTRACTS.

                  (a) Section 3.15 of the Corporation Disclosure Schedule sets forth each of the following Contracts to which the Corporation or any Subsidiary is a party: (i) any Contract for borrowed money or deferred portion of purchase price; (ii) any loan agreement, credit agreement, promissory note, guarantee, indenture, subordination agreement, letter of credit, use of credit, interest rate or foreign currency protection agreement or any other similar type of Contract; (iii) any consulting or other Contract with attorneys, accountants, actuaries, appraisers, investment bankers, lobbyists, government relations' persons or other professional advisers providing for total payments equal to or in excess of Twenty Five Thousand Dollars (USD $25,000) and that cannot be terminated by the Corporation without penalty on 30 days or less notice; (iv) any Contract (except for Contracts with customers) which, in whole or in part,
(A) presently restricts or precludes the Corporation or any present or future Subsidiary or Affiliate of the Corporation from conducting any business anywhere in the world, or (B) upon the occurrence of any event, the giving of notice or the passage of time, by its terms would have such an effect; (v) any Contract that involves aggregate payments by or to the Corporation or any Subsidiary in excess of Twenty Five Thousand Dollars (USD $25,000) and that cannot be terminated by the Corporation without penalty on 30 days or less notice; and
(vi) any indemnification agreement (except those entered into in the ordinary course of business), guaranty or power of attorney granted to any Person (other than the Corporation or a Subsidiary). The Corporation has delivered or otherwise made available to the Buyer true, correct and complete copies of the Contracts set forth in Section 3.15 of the Corporation Disclosure Schedule, together with all amendments, waivers, modifications, supplements or side letters affecting the obligations of any party under such Contracts.

                  (b) Except as set forth opposite or otherwise as part of the description of such Contract in Section 3.15 of the Corporation Disclosure
Schedule:

                           (i) No party to any Contract listed in Section 3.15
to the Corporation Disclosure Schedule has given to the Corporation or any Subsidiary notice of any breach or default under any such Contract by the Corporation or a Subsidiary, which has not been cured or waived;

                           (ii) The Corporation is not, and no Subsidiary is, in
violation or breach of or default of any material term under any Contract listed in Section 3.15 to the Corporation Disclosure Schedule in any respect or, with notice or lapse of time or both, would be in violation or breach of or default under any such Contract; and, to the Knowledge of the Corporation or any Subsidiary no other party to any such Contract is in violation or breach of or default under any such Contract or, with notice or lapse of time or both, would be in violation or breach of or default under any such Contract; and

                           (iii) No consent by or of any party to any Contract
listed in Section 3.15 to the Corporation Disclosure Schedule is required in order to consummate the transactions contemplated by this Agreement without causing a breach or violation of or a default under such Contract.

         3.16 LEASED PROPERTY. Set forth in Section 3.16 of the Corporation Disclosure Schedule is a true, complete and correct list of all leases, licenses or similar arrangements in respect of the use of real or personal property by the Corporation or any Subsidiary which, in the case of personal property arrangements, require cumulative payments in excess of USD $25,000 by the Corporation or any Subsidiary (the "Leases"). Each Lease is in full force and effect, has not been amended or modified in any way, and the Corporation is not, and no Subsidiary is, in violation or breach of or default under any material term of any such Lease, nor has any event occurred which, with the passage of time or action by a third party, could constitute such a violation, breach or default. To the best of the Corporation's or any Subsidiary's Knowledge, no other party to any Lease is in violation or breach of or default under the terms of such Lease, nor has any event occurred which, with the passage of time or action by a third party, could constitute such a violation, breach or default. Except as set forth opposite or otherwise as part of the description of such Lease in Section 3.16 of the Corporation Disclosure Schedule, no consent by or of any party to any such Lease is required in order to consummate the transactions contemplated by this Agreement without causing a breach or violation of, a default under such Lease or increased charges under such Lease.

         3.17 INTELLECTUAL PROPERTY. The Corporation or a Subsidiary either has all right, title and interest in (free and clear of all Encumbrances), or a valid and binding license to use, all of the Intellectual Property used by the Corporation or any Subsidiary in the conduct of their respective businesses, except to the extent that the failure to have such rights have not had and would not be reasonably likely to have a Material Adverse Effect. Except as disclosed in Section 3.17 of the Corporation Disclosure Schedule, (i) all registrations with and applications to Authorities in respect of such Intellectual Property are valid and in full force and effect, (ii) the Corporation has and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their respective trade secrets which Corporation or the Subsidiary considers to be material, and (iii) the Corporation is not, and no Subsidiary is, and the Corporation has not, and no Subsidiary has, received any notice that it is, in violation or breach of or default under (or with the giving of notice or lapse of time or both, would be in violation or breach of or default under) any license to use such Intellectual Property, except to the extent that the failure to have such rights has not had and would not be reasonably likely to have a Material Adverse Effect. The Corporation has not, and no Subsidiary has, received notice that the Corporation or any Subsidiary is infringing any Intellectual Property of any other Person; no claim is pending or, to the Knowledge of the Corporation or any Subsidiary, has been made to such effect that has not been resolved; and to the Knowledge of the Corporation or any Subsidiary, the Corporation is not, and no Subsidiary is, infringing any Intellectual Property rights of any other Person, which infringement would be reasonably likely to have a Material Adverse Effect.

         3.18 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth in Section
3.18 of the Corporation Disclosure Schedule, and except where any such matters or violations would, individually or in the aggregate, not be reasonably expected to have a Material Adverse Effect, (i) the Corporation has not, and no Subsidiary has, generated, used, manufactured, processed, distributed, handled, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, manufacture, process, distribute, handle, transport, treat, store, release or dispose of, any Hazardous Substance in violation of any Environmental Laws; (ii) there has not been any generation, use, manufacture, processing, distribution, handling, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or the use of any property or facility leased or owned by the Corporation or any Subsidiary, or to the Knowledge of the Corporation or any Subsidiary, any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Environmental Laws or which would require reporting to or notification of any Authority; (iii) to the Knowledge of the Corporation or any Subsidiary, no friable asbestos or polychlorinated biphenyl, and no underground storage tank, is contained in or located at any property or facility of the Corporation or any Subsidiary; (iv) any Hazardous Substance handled or dealt with in any way in connection with the Business has been and is being handled or dealt with in compliance with any Environmental Laws; (v) there are no investigations, proceedings, actions, orders, claims or notices that are pending, anticipated or, to the Knowledge of the Corporation or any Subsidiary threatened or contemplated against the Corporation or any Subsidiary or involving the Business and relating to Environmental Laws; and (vi) the Corporation has not received, and no Subsidiary has received, any notice of, and the Corporation does not have Knowledge of, and no Subsidiary has

Knowledge of, any facts which relate to the ownership or operation of the Business or any of the properties or facilities of the Corporation or any Subsidiary and that might constitute a violation of any Environmental Laws.

         3.19 NO BROKERS. No broker, agent, finder, consultant or other Person has been retained by, or has acted on behalf of the Sellers or the Corporation (other than legal and accounting advisors) or is entitled to be paid based upon any agreements or understandings made by such parties in connection with the transactions contemplated by this Agreement, and neither the Buyer nor the Corporation shall have any liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration payable by reason of any action of the Sellers or the Corporation.

         3.20 BOOKS AND RECORDS. The accounting books, minute books, share transfer records, and other records of the Corporation and each Subsidiary, all of which have been made available to the Buyer, are complete and correct in all material respects and to the Knowledge of the Corporation, have been maintained in accordance with sound business practices and the requirements of the Corporations Law of Queensland, Australia, including the maintenance of an adequate system of internal controls. At the Closing, all such books and records will be in the possession of the Corporation.

         3.21 TITLE TO PROPERTIES; ENCUMBRANCES.

                  (a) There is no real property owned by the Corporation or any Subsidiary.

                  (b) The Corporation and each Subsidiary owns all the properties and assets (whether tangible or intangible) that it purports to own located in the facilities operated by the Corporation or any Subsidiary or reflected as owned in the books and records of the Corporation or such Subsidiary, including all of the properties and assets reflected in the Balance Sheet and the Interim Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed in Section 3.16 of the Corporation Disclosure Schedule and personal property sold since the date of the Balance Sheet and the Interim Financial Statements, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by the Corporation or any Subsidiary since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice).

         3.22 CONDITION AND SUFFICIENCY OF ASSETS. To the Knowledge of the Corporation, the buildings, structures, and equipment of the Corporation and any Subsidiary are in good operating condition and repair, and are adequate for the uses to which they are being put.

         3.23 ACCOUNTS RECEIVABLE. All accounts receivable of the Corporation or any Subsidiary that are reflected on the Balance Sheet and on the Closing Balance Sheet (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid before the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Balance Sheet or the Interim Financial Statements.

         3.24 INVENTORY. All inventory of the Corporation or any Subsidiary is usable and salable in the ordinary course of business.

         3.25 INSURANCE. The Corporation and each Subsidiary has obtained and maintains insurance policies as listed on Schedule 3.25, and all such policies are in full force and effect. All premiums due on such policies have been paid, and the Corporation or any Subsidiary has not received any notice of cancellation with respect thereto. Neither the Corporation nor any Subsidiary has any obligation, liability or indebtedness for premiums or for retrospective premium adjustments for any period through the date hereof. The Corporation Disclosure Schedule lists the types, amounts of coverage and deductibles of all such insurance policies, and true, correct and complete copies thereof have been delivered to the Buyer.

         3.26 LABOR RELATIONS; COMPLIANCE. Neither the Corporation nor any Subsidiary has been or is a party to any collective bargaining or other labor Contract.

         3.27 CERTAIN PAYMENTS. Neither the Corporation nor any Subsidiary has, and no director, officer, agent or employee of the Corporation, any Subsidiary, or any other Person associated with or acting for or on behalf of the Corporation or any Subsidiary has, directly or indirectly (a) made any bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Corporation, any Subsidiary or any Affiliate, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Corporation or any Subsidiary.

         3.28 DISCLOSURE. No representation or warranties of the Corporation and no statement in the Corporation Disclosure Schedule fails to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Corporation that has specific application to the Corporation or any Subsidiary (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Corporation or any Subsidiary (on a consolidated basis) that has not been set forth in this Agreement or the Corporation Disclosure Schedule.

         3.29 EQUITY. The Equity of the Corporation at the Closing is not less than the lesser of USD $600,000 or the amount of Equity reflected in the Audited Financial Statements.

                                   ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller, severally and not jointly, represents and warrants to the Buyer that the statements contained in Sections 4.1 to 4.7 of this Agreement are true and correct, except as set forth in the Seller Disclosure Schedule.

         4.1 CAPACITY; EXECUTION; VALIDITY; BINDING EFFECT. Such Seller has the full power and capacity necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such Seller and, assuming due execution and delivery by the other parties, constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally.

         4.2 SHARE OWNERSHIP. Except as set forth on Section 4.2 of the Seller Disclosure Schedule, there is no existing subscription, option, warrant, call, right, commitment or other agreement (whether preemptive or contractual) to which such Seller is a party requiring, and there are no convertible securities of the Corporation owned or held by such Seller which upon conversion would require, directly or indirectly, the issuance of any additional capital shares of the Corporation or other securities convertible into or exercisable or exchangeable for capital shares of the Corporation or any other equity security of the Corporation, and there are no obligations (contingent or otherwise) of such Seller to purchase or otherwise acquire any outstanding capital shares of the Corporation. The Corporation Shares to be sold by such Seller pursuant to this Agreement will be delivered to the Buyer free and clear of all Encumbrances (except Encumbrances arising out of, under or in connection with this Agreement), and such delivery will not be in violation of any preemptive rights. Such Seller is the sole beneficial owner of the Corporation Shares listed beside such Seller's name on Exhibit A, and has the full legal right and power to sell, convey, transfer, and assign such Corporation Shares to the Buyer pursuant to this Agreement. Such Seller is not a party to any shareholder agreement, voting agreement, voting trust, proxy or other agreement with respect to the voting or transfer of the Corporation Shares.

         4.3 NO OTHER RIGHTS. No Person (other than the Buyer as provided in this Agreement) has any agreement or option or any right or privilege (whether preemptive or contractual) capable of becoming an agreement or option for the purchase from such Seller of any of the Corporation Shares being transferred by such Seller to the Buyer pursuant to this Agreement.

         4.4 NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement, the compliance with and performance of the terms and provisions of this Agreement, and the consummation of the transactions contemplated herein by such Seller will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a violation or breach or default (or an event which, with notice, lapse of time, or both, would constitute a default) under, (iii) result in any violation of, (iv) require the obtaining of any consent or approval of, the taking of any action of, the making of any filing with, or the giving of any notice to, any Person (except such consents, approvals, actions, filings and notices that will have been obtained, taken, made, given, or effectively waived prior to the Closing, a true, accurate and complete list of which is set forth in Section 4.4 of the Seller Disclosure Schedule) as a result of or under the terms of, (v) result in or give to any Persons any right of termination, cancellation, acceleration, modification, or increased or accelerated rights, entitlements or payments under, or (vi) result in the creation or imposition of any Encumbrance upon such Seller under: (A) any provision of any Contract to which such Seller is a party or by which it or any of its assets is bound, or (B) any order, decree, license, permit, statute, law, rule or regulation to which such Seller is subject.

         4.5 CONSENTS, APPROVALS, LICENSES, ETC. Except for any consent, approval, authorization, license, order or Permit that is also required to be obtained by the Corporation, the Buyer or any other Seller, no consent, approval, authorization, license, order or Permit of, or declaration, filing or registration with, or notification to, any Authority is required to be made or obtained by such Seller in connection with the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

         4.6 LITIGATION. There is no action, suit, proceeding or investigation in progress or pending to the Knowledge of such Seller which affects this Agreement or that Seller's Corporation Shares or any action taken or to be taken or documents executed or to be executed by such Seller pursuant to or in connection with the provisions of this Agreement, or that would otherwise prevent the consummation of the transactions by such Seller contemplated by this Agreement. There is no present state of facts or circumstances of which such Seller has Knowledge which might reasonably be expected to result in any such action, suit, proceeding or investigation.

         4.7 NO BROKERS. Except as set forth in Section 3.19, no broker, agent, finder, consultant or other Person has been retained by, or has acted on behalf of such Seller (other than legal and accounting advisors) or is entitled to be paid based upon any agreements or understandings made by such parties in connection with the transactions contemplated by this Agreement, and except as set forth in Section 3.19, neither the Buyer nor the Corporation shall have any liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration payable by reason of any action of such Seller.

         4.8 NO U.S. PERSONS. Except as disclosed in the Sellers' Disclosure Schedule, such Seller is not a U.S. Person.

         4.9 INVESTMENT EXPERIENCE AND INTENT. Such Seller represents to the Buyer that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto. Such Seller represents and understands that it is responsible for his own due diligence investigation and satisfying his own due diligence requirements and shall not be entitled to rely on the due diligence investigation of any other person or entity. Such Seller represents to the Buyer that it is purchasing the Lineo Shares for his own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. The Investor acknowledges that its Lineo Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer represents and warrants to the Corporation and the Sellers that the statements contained in this Article 5 are true and correct, except as set forth in the Buyer Disclosure Schedule:

         5.1 ORGANIZATION AND CORPORATE POWER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, USA, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The Buyer has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and all other agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance (or reservation for issuance), sale, delivery and conversion of Lineo Shares. The Buyer is not in violation of any term of the Certificate of Incorporation and Bylaws of the Buyer, as amended to date (the "Certificate of Incorporation" and the "Bylaws," respectively.)

         5.2 AUTHORIZATION AND NON-CONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Buyer as contemplated hereby and the issuance and delivery of the Lineo Shares have been duly authorized by all necessary corporate and other action of the Buyer. This Agreement and each such other agreement, document and instrument constitute valid and binding obligations of the Buyer, enforceable in accordance with their respective terms. The execution and delivery by the Buyer of this Agreement and each other agreement, document and instrument to be executed and delivered by the Buyer pursuant hereto or as contemplated hereby and the performance by the Buyer of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of the Lineo Shares do not and will not (whether after the giving of notice, lapse of time or both): (a) violate, conflict with or result in a default under any instrument, judgment, order, writ, decree, contract, statute, rule, regulation or obligation to which the Buyer is subject to or by which it or its assets are bound, or any provision of the Certificate of Incorporation or Bylaws of the Buyer, and a violation of which would have a material adverse effect on the business, condition, financial or otherwise, or operations of the Buyer, or (b) result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Buyer or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Buyer, its business or operations or any of its assets or properties.

         5.3 CAPITALIZATION. The authorized capital stock of the Buyer consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 20,148,724 shares are issued and outstanding, and 30,000,000 shares of Preferred Stock, par value $.001 per share, of which (a) 7,500,000 shares are designated as Series A Preferred Stock, of which (i) 5,000,000 shares are designated as Series A Class 1 Preferred Stock, all of which are issued and outstanding, and
(ii) 2,500,000 shares are designated as Series A Class 2 Preferred Stock, all of which are issued and outstanding, (b) 4,850,000 shares are designated as Series B Preferred Stock, of which 4,833,331 shares are issued and outstanding, (c) 3,000,000 shares are designated as Series C Preferred Stock and (d) 2,000,000 are designated as Series D Convertible Preferred Stock. In addition, the Buyer has authorized and reserved for issuance upon conversion of the Series A Preferred Stock up to 7,500,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like), has as authorized and reserved for issuance upon conversion of the Series B Preferred Stock up to 4,850,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like), has authorized and reserved for issuance upon conversion of the Series C Preferred Stock up to 3,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like), has authorized and reserved for issuance upon conversion of the Series D Preferred Stock up to 2,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like) and has reserved for issuance upon exercise of options under the Buyer's stock option plan (the "Plan") 5,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like). Other than as described above, the Buyer has not issued or agreed to issue and is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, or any securities convertible into or exercisable or exchangeable for such shares or any warrants, options or other rights to acquire any such convertible securities. All of the outstanding shares of capital stock of the Buyer are duly and validly authorized and issued, fully paid and nonassessable and, except as set forth herein, not subject to any preemptive rights to purchase or otherwise acquire shares of capital stock of the Buyer, are free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, and have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws.

         5.4 SUBSIDIARIES; INVESTMENTS. Except as set forth in Section 5.4 of the Buyer Disclosure Schedule and other than 1,250,000 shares of Common Stock of Caldera Systems, Inc., a representative office located in Taiwan and a wholly owned subsidiary located in the United Kingdom, the Buyer does not currently own any capital stock or interest or participate in any corporation, joint venture, partnership, trust, limited liability Buyer or other entity.

         5.5 FINANCIAL STATEMENTS. The Buyer has previously furnished to the Investor copies of its draft audited financial statements (balance sheet, statement of operations, statement of cash flows and statement of stockholders equity, including notes thereto) for the fiscal year at and ended October 31, 1999 (the "Buyer Financial Statements"). Such financial statements were prepared in conformity with generally accepted United States accounting principles applied on a consistent basis; are complete, correct and consistent in all material respects with the books and records of the Buyer; and fairly and accurately present the financial position of the Buyer as of the dates thereof and the results of operations and cash flows of the Buyer for the periods shown therein. The Buyer maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States GAAP.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the financial statements referred to in Section
5.5 above, the Buyer does not have and is not subject to any material liability or obligation of any nature, whether accrued, absolute, contingent or otherwise.

         5.7 ABSENCE OF CHANGES. Except as set forth in Section 5.7 of the Buyer Disclosure Schedule, since October 31, 1999 there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, or business of the Buyer, (b) any material asset or property of the Buyer made subject to a lien of any kind, (c) any waiver of any material right of the Buyer, or the cancellation of any material debt or claim held by the Buyer, (d) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Buyer, or any agreement or commitment therefore, (e) any mortgage, pledge or hypothecation of any tangible or intangible asset of the Buyer, except in the ordinary course of business, (f) any sale or assignment of any tangible asset of the Buyer having a book value in excess of USD $5,000, except in the ordinary course of business, or of any Intellectual Property Rights (as hereafter defined) or other intangible assets, (g) any loan by the Buyer to, or any loan to the Buyer from, any officer, director, employee or stockholder of the Buyer, or any agreement or commitment therefore (other than travel and other advances in the ordinary course of business), (h) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Buyer, (i) any repayment of any loan owed by the Buyer (including, without limitation, any loan owed to any stockholder of the Buyer), (j) any single capital expenditure in excess of USD $50,000 or any capital expenditures aggregating more than USD $250,000, (k) any material change in the accounting methods or practices followed by the Buyer, (l) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Buyer, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Buyer, (m) any material change to a material contract or agreement by which the Buyer or any of its assets is bound or subject, (n) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Buyer, (o) to the Buyer's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Buyer , (p) any resignation or termination of employment of any officer or key employee of the Buyer, or (q) any arrangement or commitment by the Buyer to do any of the things described in this Section 5.7.

         5.8 TITLE; CONDITION OF PROPERTY.

                  (a) Except as set forth in Section 5.8 of the Buyer's Disclosure Schedule, the Buyer has good title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind.

                  (b) Without material exception, all assets used in the Buyer business are in good operating condition and repair and suitable for use in the operation of such business, and none of such assets that (singly or when aggregated with other assets) is material to the business of the Buyer is obsolete.

         5.9 CERTAIN CONTRACTS AND ARRANGEMENTS. Except as set forth in Section
5.9 of the Buyer's Disclosure Schedule (with true and correct copies delivered to the Investor), the Buyer is not a party or subject to or bound by:

                  (a) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any contract, lease or agreement creating any obligation of the Buyer (contingent or otherwise) to pay to any third party USD $100,000 or more with respect to any single such contract or agreement;

                  (c) any contract or agreement for the sale, license, lease or disposition of products or services in excess of USD $100,000;

                  (d) any contract containing covenants directly or explicitly limiting the freedom of the Buyer to compete in any line of business or with any person or entity;

                  (e) any license agreement (as licensor or licensee);

                  (f) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of USD $100,000;

                  (g) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of USD $100,000 or any pledge or security arrangement;

                  (h) any material joint venture, partnership, or manufacturing agreement;

                  (i) any endorsement or any other advertising, promotional or marketing agreement;

                  (j) any employment contracts, or agreements with officers, directors, employees or stockholders of the Buyer or persons or organizations related to or affiliated with any such persons;

                  (k) any pension, profit sharing, retirement (other than the Buyer's 401(k) plan), stock option, phantom stock or other equity incentive plans;

                  (l) any arrangement relating to any royalty payments to employees, customers or independent contractors based on the sales volume of the Buyer;

                  (m) any acquisition, merger or similar agreement; or

                  (n) any contract with a governmental body under which the Buyer may have an obligation for renegotiation.

         Except as set forth in Section 5.9 of the Buyer's Disclosure Schedule,
(i) each of the Buyer's contracts and commitments is in full force and effect and is valid, binding and enforceable in accordance with its terms as to the Buyer and, to the knowledge of the Buyer, as to each other party thereto; (ii) there exists no material breach or material default (or event that with notice or lapse of time would constitute a material breach or material default) on the part of the Buyer or, to the knowledge of the Buyer, on the part of any other party under any of the Buyer's contracts or commitments, except to the extent that any such breach or default would not have a Material Adverse Effect; (iii) the Buyer has not received a written notice of termination or default under any of the Buyer's contracts or commitments; and (iv) as of the date of this Agreement, no party to an agreement under which the Buyer acquired a substantial portion of its assets has asserted any claim for indemnification under such agreement.

         The Buyer has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Buyer with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Buyer or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Buyer would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Buyer.

         5.10 INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS. Except as set forth in Section 5.10 of the Buyer's Disclosure Schedule:

                  (a) The Buyer has the right to use, sell, and license the Intellectual Property material to the conduct of its business as presently conducted, including without limitation all rights to the Buyer name "Lineo" and to the trademarks and the product name "Embedix" (the "Buyer Rights"), free and clear of the rights of all others.

                  (b) The business of the Buyer as presently conducted, the products as marketed or sold and the provision of services by the Buyer do not violate and will not violate any agreements that the Buyer has with any third party or infringe any patent, trademark, service mark, copyright or trade secret or any other Intellectual Property of any third party.

                  (c) No claim is pending or threatened against the Buyer nor has the Buyer received any notice or claim from any person asserting that any of the Buyer's present or contemplated activities infringe or may infringe any Intellectual Property of such person, and the Buyer is not aware of any infringement by any other person of any of the Buyer Rights.

                  (d) Each current and former employee of the Buyer, and each of the Buyer's consultants and independent contractors involved in development of any of the Buyer Rights, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Buyer, and none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. The Buyer has taken all reasonable steps to protect all data, information, ideas, concepts, know-how and materials that the Buyer treats as trade secrets, and all other confidential information and Intellectual Property of the Buyer, which are not part of the public domain or knowledge, nor, to the best knowledge of the Buyer, have they been used, divulged or appropriated for the benefit of any person other than the Buyer or otherwise to the detriment of the Buyer.

                  (e) No royalties or other amounts are payable by the Buyer to persons by reason of the ownership or use of the Intellectual Property of the Buyer.

                  (f) No third party has claimed or, to the best of the Buyer's knowledge, has reason to claim that any person employed by or affiliated with the Buyer has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition, non-disclosure, non-solicitation or inventions agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any Intellectual Property, trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         5.11 LITIGATION. There is no litigation or governmental proceeding or investigation pending or threatened against the Buyer or affecting any of its properties or assets or against any officer, director or key employee of the Buyer in his or her capacity as an officer, director or employee of the Buyer, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced. Neither the Buyer nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Buyer or any of its subsidiaries currently pending or which the Buyer or any of its subsidiaries intends to initiate.

         5.12 TAX MATTERS. The Buyer has filed all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it where the failure to file such returns would have a Material Adverse Effect, and has paid all taxes owing by it, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 5.5 above or which will not have a Material Adverse Effect. The filed tax returns and reports are true and correct in all material respects. All taxes and other assessments and levies which the Buyer is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not have a Material Adverse Effect With regard to the federal income tax returns of the Buyer, the Buyer has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any taxing owed by the Buyer for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Buyer, threatening to assert against the Buyer any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         5.13 EMPLOYEE BENEFIT PLANS. The Buyer does not maintain or contribute to any employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement or any similar plan or agreement (an "Employee Benefit Plan") other than the Plan and the Employee Benefit Plans identified and described in Section 5.13 of the Buyer's Disclosure Schedule. The terms and operation of each Employee Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plan. There are no unfunded obligations of the Buyer under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Buyer is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement, and all Employee Benefit Plans are terminable at the discretion of the Buyer without material liability to the Buyer upon or following such termination. The Buyer has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other welfare benefits (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to terminated employees, except for benefits mandated by applicable law, including, but not limited to, Section 4980B of the Internal Revenue Code of 1986, as amended, and Part 6 of Subtitle B of Title I of ERISA.

         5.14 LABOR LAWS. The Buyer employs approximately 105 employees and generally enjoys good employer-employee relationships. The Buyer is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. The Buyer is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the knowledge of the Buyer, threatened against or involving the Buyer.

         5.15 EMPLOYEES. Section 5.15 of the Buyer's Disclosure Schedule contains a list of all managers, employees and consultants of the Buyer who, individually, have received compensation from the Buyer for the fiscal year of the Buyer ended October 31, 1999, in excess of $100,000. In each case, Section
5.15 of the Disclosure Schedule includes the current job title, years of service with the Buyer and aggregate annual compensation and benefits of each such individual. To the knowledge of the Buyer, no key employee of the Buyer has any plan or intention to terminate his or her employment with the Buyer.

The Buyer has complied in all material respects with the immigration laws of the United States with respect to the hiring, employment and engagement of all of its employees and consultants who are not United States citizens, and, to the knowledge of the Buyer, the immigration or residency status of each of such employees and consultants is sufficient to allow such employees and consultants to remain lawfully employed or engaged by the Buyer. The employment of each officer and employee of the Buyer is terminable at the will of the Buyer. The Buyer is not a party to or bound by any currently effective employment contract.

         5.16 HAZARDOUS WASTE, ETC. No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Buyer, and no hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Buyer.

         5.17 BUSINESS; COMPLIANCE WITH LAWS. The Buyer has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently or contemplated to be conducted and is not in default in any material respect under any of such franchises, permits, licenses and other similar rights and privileges. The Buyer is currently and has heretofore been in compliance in all material respects with all federal, state, local and foreign laws and regulations.

         5.18 INVESTMENT BANKING; BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transaction contemplated by this Agreement payable by the Buyer or based on any arrangement or agreement made by or on behalf of the Buyer or any of the stockholders.

         5.19 INSURANCE. The Buyer has fire, casualty, product liability, workers' compensation and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Buyer may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Buyer. There is no default or event which could give rise to a default under any such policy.

         5.20 TRANSACTIONS WITH AFFILIATES. There are no loans, leases, contracts or other transactions (directly or indirectly) between the Buyer and any Affiliate of the Buyer or any Family Member or Associate of any such Affiliate, and there have been no such transactions within the past twelve (12) months except as set forth in Section 5.20 of the Buyer's Disclosure Schedule. To the best of the Buyer's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Buyer is affiliated or with which the Buyer has a business relationship, or any firm or corporation that competes with the Buyer, except that employees, officers or directors of the Buyer and members of their families may own stock in publicly traded companies that may compete with the Buyer.

         5.21 SUPPLIERS. Section 5.21 of the Buyer's Disclosure Schedule sets forth each supplier of the Buyer who supplied more than five percent (5%) of the Buyer's supplies or materials for the fiscal year ended October 31, 1999 and each supplier who the Buyer believes may supply for more than five percent (5%) of the Buyer's supplies or materials for the fiscal year ended October 31, 2000 (each a "Supplier" and collectively the "Suppliers"). The relationships of the Buyer with its Suppliers are good commercial working relationships. No Supplier of the Buyer has canceled or otherwise terminated its relationship with the Buyer, or has during the last 12 months decreased materially its services, supplies or materials to the Buyer. No Supplier has, to the knowledge of the Buyer, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Buyer or to decrease materially or limit its services, supplies or materials to the Buyer.

         5.22 CERTAIN EVENTS.

                  (a) During the past ten (10) years, neither the Buyer nor any of the officers or directors of the Buyer has had a petition under the Bankruptcy Reform Act of 1978, as amended, or any state insolvency law, filed by or against any of them which has not as of the date of this Agreement been dismissed.

                  (b) During the past ten (10) years, neither the Buyer nor the officers or directors of the Buyer has been convicted in a criminal proceeding or is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).

                  (c) During the past ten (10) years, neither the Buyer nor the officers or directors of the Buyer has been, or is, the subject of any order, judgment or decree, whether or not subsequently reversed, suspended or vacated, of any court or any administrative agency, requiring the payment of money damages in excess of USD $100,000 or permanently or temporarily enjoining any of them from, or otherwise limiting any of their abilities to engage in, any type of business practice.

         5.23 REGISTRATION RIGHTS. Except as disclosed in Section 5.23 of the Buyer's Disclosure Schedule, the Buyer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         5.24 DISCLOSURE. The representations and warranties made or contained in this Agreement, the exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Buyer delivered to the Sellers in connection with or pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions or information which has come to the attention of the management of the Buyer having a direct impact on the Buyer or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of such management, could be expected to have a Material Adverse Effect.

         5.25 CORPORATE DOCUMENTS. The Certificate of Incorporation and Bylaws of the Buyer have been made available to the Sellers. The minute books of the Buyer containing minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation have been made available to the Investor and reflect accurately in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes. The stock transfer ledgers and other similar records of the Buyer as made available to the Sellers prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Buyer.

         5.26 OFFERING. Subject in part to the truth and accuracy of the Investor's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Buyer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         5.27 INVESTMENT CORPORATION. The Buyer is not and shall not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Corporation Act of 1940, as amended (the "1940 Act"). In the event the Buyer breaches the foregoing, the Buyer shall forthwith notify the Investor and shall take immediate corrective action to remedy such breach.

         5.28 SUPPLEMENTAL REMUNERATION. The Buyer has not and shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise to any investor or other stockholder of the Buyer as consideration for or as an inducement to entering into by any investor or other stockholder of the Buyer of any waiver or amendment of any of the terms and provisions of the agreements or the Certificate of Incorporation which affects any such party's rights as an investor or stockholder, unless such remuneration is concurrently paid, on the same terms, ratably to all investors or stockholders whether or not such investors or stockholders grant such waiver or agree to such amendment.

         5.29 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Buyer is required in connection with the consummation of the transactions contemplated by this Agreement other than as may be required to secure an exemption from qualification of the offer and sale of the Series C Preferred Shares under the Securities Act and applicable state securities laws.

                                   ARTICLE 6.

                   COVENANTS OF SELLERS, BUYER AND CORPORATION

         6.1 INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND RECORDS. Prior to the Closing or termination of this Agreement, the Corporation shall give to the Buyer and its legal counsel, accountants, lenders and other representatives reasonable access during normal business hours to all of the Corporation's and the Subsidiaries' properties (including books, contracts, commitments and records) for inspection (including financial, legal and environmental), and shall permit them to consult with each Seller and with management employees of the Corporation and the Subsidiaries to allow the Buyer full opportunity to make such investigations as are necessary to review the affairs of the Corporation and the Subsidiaries. If, prior to Closing, the Buyer discovers any breach by any Seller or the Corporation of any representation or warranty contained in this Agreement or any circumstances or condition that would constitute such a breach, the Buyer will notify the Sellers promptly of such facts known to the Buyer and the nature of the breach.

         6.2 REGULATORY AND OTHER AUTHORIZATIONS.

                  (a) Subject to the limitations set forth in this Section 6.2, each of the Sellers, the Corporation and the Buyer shall take all reasonable actions to obtain all Permits of all Authorities that may be or become necessary for the execution and delivery of this Agreement and the performance of their respective obligations pursuant to this Agreement (which actions shall include, without limitation, furnishing all information and obtaining all approvals required and will cooperate fully with one another in promptly seeking to obtain all such Permits. Each party to this Agreement agrees to provide information requested by any Authority or the other party in connection with obtaining such Permits, and agrees not to take any action that will have the effect of delaying, impairing or impeding the receipt of any required Permits.

                  (b) Notwithstanding anything in Section 6.2(a) to the contrary, the Corporation shall coordinate on behalf of all parties the obtaining of all such Permits. The Buyer and the Corporation shall by mutual agreement determine the substance of all communications and filings made by the parties with any Authority regarding the transactions contemplated by this Agreement, including without limitation:

                           (i) the extent to which it may be necessary to
resolve or settle any concerns on the part of any Authority regarding the legality under any law of the transactions contemplated by this Agreement by entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, agreeing to any restrictions on the conduct of business after Closing by the Buyer or the Corporation or any Subsidiary, or selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise), particular assets or categories of assets or businesses of the Buyer, including, after the Closing, the Corporation or any Subsidiary;

                           (ii) contesting the entry in a judicial or
administrative proceeding brought under any local law by any Authority or any other Person of any permanent or preliminary injunction or other order that would make consummation of the transactions contemplated by this Agreement unlawful or would prevent or delay the transactions, including, without limitation, taking the steps contemplated by Section 6.2(b)(i);

                           (iii) if such an injunction or order has been issued
in such a proceeding, taking any and all steps, including, without limitation, appeal thereof, the posting of a bond or the steps contemplated by Section 6.2(b)(i), necessary to vacate, modify or suspend such injunction or order so as to permit the consummation of the transaction on the schedule contemplated by this Agreement;

                           (iv) responding to and complying with any request or
subpoena for additional information by any Authority; and

                           (v) determining any other appropriate response or
initiative to avoid or eliminate impediments under any law that may be asserted by any Authority or any other Person to the consummation of the transactions contemplated by this Agreement.

         6.3 REASONABLE EFFORTS; CONSENTS AND NOTIFICATIONS. Subject to the terms and conditions provided in this Agreement, each Seller, the Corporation and the Buyer each will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with one another in connection with the foregoing, including using all reasonable efforts:

                           (i) to obtain all necessary waivers, consents,
releases and approvals from other parties to loan agreements, Leases, guarantees and other Contracts;

                           (ii) to lift or rescind any injunction or restraining
order or other order adversely affecting the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement; and to fulfill all conditions to this Agreement.

         6.4 FURTHER ASSURANCES. The Sellers, the Corporation and the Buyer agree that, from time to time, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes of this Agreement.

         6.5 CONDUCT OF BUSINESS OF THE CORPORATION AND SUBSIDIARIES. From the date of this Agreement through the Closing, except as otherwise provided by this Agreement, disclosed in the Corporation's Disclosure Schedule or consented to or approved by the Buyer in writing, the Corporation covenants and agrees that (and the Sellers covenant and agree as expressly noted below that):

                           (i) the Corporation and the Subsidiaries shall
operate their businesses in the ordinary and usual course in all material respects in accordance with past practices;

                           (ii) the Corporation (and the Sellers acting with
respect to the shares of the Corporation) shall not, and no Subsidiary shall, issue, purchase or agree to purchase, sell or agree to issue or sell:

                                    (A) any of its capital shares; or

                                    (B) any securities convertible into or
evidencing the right to purchase, or options with respect to, or rights to subscribe for, any of its capital shares;

                           (iii) the Corporation shall not, and no Subsidiary
shall, (and the Sellers acting with respect to the capital shares of the Corporation shall not) amend its Articles of Incorporation or Bylaws ( or other governance documents) or declare or pay any dividend (whether in cash or property) or declare or effect any stock split, reclassification or other change in capital structure;

                           (iv) the Corporation and the Subsidiaries shall
maintain their respective books and records in the usual, regular and ordinary manner consistent with past practice;

                           (v) the Corporation and the Subsidiaries shall comply
in all material respects with all applicable laws; and

                           (vi) the Corporation shall not, and no Subsidiary
shall:

                                    (A) enter into or consummate any joint
venture, partnership or other similar arrangement or form any other new arrangement for the conduct of its business or acquire or enter into any agreement or letter of intent to acquire, by merger, consolidation, or purchase of stock or assets, any business, entity or Person;

                                    (B) purchase any material assets or
securities of any Person, except for asset purchases in the ordinary course of its business for individual amounts not in excess of Twenty Five Thousand Dollars (USD $25,000);

                                    (C) enter into any transactions, commitments
or obligations outside the ordinary course of business or incur any indebtedness, including notes payable, current maturities of long-term debt or capital lease obligations, except for trade payables and other normal items accrued as current liabilities;

                                    (D) take or agree to take any action
prohibited by this Section 6.5 or that would be reasonably likely to cause any representation or warranty made by the Corporation or any Seller in this Agreement to be untrue or inaccurate in any material respect at the Closing Date;

                                    (E) take any action to amend or terminate
any Benefit Plan or to adopt any other plan, program, arrangement or practice providing benefits for or compensation to or on behalf of its employees or former employees before the Closing Date, except as required by applicable law;

                                    (F) increase the base compensation or bonus,
incentive, severance or other benefit plan of any employee, consultant or agent, except for increases in base annual salaries in the ordinary course of business; or

                                    (G) grant any Encumbrance on any asset,
except for Permitted Encumbrances.

         6.6 PRESERVATION OF BUSINESS. Subject to the terms and conditions of this Agreement and except as otherwise provided by this Agreement or disclosed in the Corporation's Disclosure Schedule, the Corporation and the Subsidiaries shall use reasonable efforts to:

                           (i) preserve the business of the Corporation and the
Subsidiaries and keep generally available to the Corporation and the Subsidiaries the services of the employees, officers, consultants, contractors and agents of the Corporation and the Subsidiaries;

                           (ii) preserve generally the goodwill of customers,
suppliers, creditors and others having business relations with the Corporation or any Subsidiary; and

                           (iii) continue performance in the ordinary course of
their respective obligations under all Contracts to which the Corporation or any Subsidiary is a party or which binds it or its assets.

         In connection with the operation of the Business between the date of this Agreement and the Closing, the Corporation shall confer in good faith on a regular and frequent basis with one or more designated representatives of the Buyer (which representatives shall have been designated by the Buyer to the Corporation in writing) with respect to material matters affecting or impacting the operations of the Corporation or any Subsidiaries and shall consult in general with respect to the ongoing operations of the Corporation and the Subsidiaries. The Corporation and the Sellers shall cooperate with the Buyer in its efforts to communicate with the employees, consultants, professionals, agents and others having business relationships with the Corporation regarding the transition of the Corporation's business to ownership by the Buyer.

         6.7 ANNOUNCEMENTS. Neither the Sellers, the Corporation, the Subsidiaries or the Buyer, nor any agent or any Affiliate of any of the foregoing, shall make any public statements, including, without limitation, any press releases or other public disclosure, with respect to this Agreement and the transactions contemplated by this Agreement without the prior consent of the Buyer and the Corporation (which consent may not be unreasonably withheld or delayed), except as may be required by law or advisable under the rules of any securities exchange to which the Buyer is subject.

         6.8 NO SOLICITATION. From the date of this Agreement to the earlier of
(i) the Closing Date or (ii) the termination of this Agreement in accordance with its terms, the Sellers agree that (A) they will not, and (B) they will not authorize or permit any officer, director or employee of the Corporation or any Subsidiary, or any investment banker, attorney, financial advisor, accountant or other Person retained by any Seller or the Corporation or any Subsidiary, directly or indirectly (including by way of furnishing any information) to: (1) solicit, initiate, assist, encourage or accept any Takeover Proposal or any inquiries relating to a Takeover Proposal or to make any proposals which could reasonably be expected to lead to any Takeover Proposal relating to the Corporation or any Subsidiary; (2) engage in any negotiations with respect to, or otherwise attempt to consummate, a Takeover Proposal; (3) provide any public or nonpublic information concerning the Corporation or any Subsidiary to any Person in connection with any Takeover Proposal or to any Person whom any Seller or the Corporation or any Subsidiary knows or has reason to believe is in the process of planning or considering a Takeover Proposal; or (4) reach any agreement or understanding for or with respect to any Takeover Proposal.

         6.9 RIGHT TO UPDATE AND CURE.

                  (a) From time to time prior to the Closing, the Buyer, the Corporation and the Sellers shall update or amend their respective disclosure of any matter set forth or required to be set forth in their respective Disclosure Schedules to reflect any changes in (or any inaccuracies in) such Disclosure Schedule. For purposes of Section 7.1 or Section 8.1, any material change in a disclosure, representation or warranty made by the Corporation or any Seller shall entitle the Buyer to terminate this Agreement, unless the Buyer consents in writing to the material change or fails to object within 15 days of its receipt of written notice of such change. Notwithstanding anything in this Agreement to the contrary, any party that receives a material change in the disclosures may defer the Closing Date for up to five Business Days after receipt of such change, provided that the Closing Date shall not under any circumstances be deferred beyond the deadline specified in Section 10.1 hereof.

                  (b) Prior to the Closing, each of the parties to this Agreement agrees to notify the other parties promptly in writing of, and contemporaneously will provide the other parties with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement under this Agreement to be breached or that renders or will render untrue any representation or warranty contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of the parties to this Agreement also agrees to notify the other parties promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made in this Agreement, whether occurring or arising before, on or after the date of this Agreement.

         6.10 MARKET STAND-OFF AGREEMENT. In connection with a public offering by the Buyer, the Sellers if requested in good faith by the Buyer and the managing underwriter of the public offering, shall agree not to sell or otherwise transfer or dispose of any securities of the Buyer held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the applicable registration statement that in no event shall exceed 180 days. In order to enforce the foregoing, the Buyer may impose stop-transfer instructions with respect to the Lineo Shares held by such Seller (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

         6.11 SECURITIES LAW COMPLIANCE.

                  (a) Sellers agree that all offers and sales of the Lineo Shares prior to one year after the Closing shall be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Lineo Shares under the Securities Act; or pursuant to an available exemption from the registration requirements of the Securities Act; and not to engage in hedging transactions with regard to the Lineo Shares prior to one year after the Closing unless in compliance with the Securities Act.

                  (b) Sellers acknowledge that the Lineo Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors) unless the Lineo Shares are registered under the Securities Act, or an Exemption from the registration provisions of the Securities Act is available. Sellers further acknowledge that hedging transactions involving the Lineo Shares may not be conducted unless in compliance with the Securities Act.

                                   ARTICLE 7.

                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

         The Buyer's obligation to consummate the Share Purchase shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived in writing by the Buyer in its sole discretion):

         7.1 REPRESENTATIONS; WARRANTIES AND COVENANTS OF THE CORPORATION AND THE SELLERS. Subject to the second sentence of this Section 7.1, the representations and warranties of the Corporation and the Sellers in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time). The Closing condition contained in this Section 7.1, as it relates to representations and warranties, shall be satisfied unless the inaccuracies in and breaches of such representations and warranties, without reference to materiality qualifiers, have or are likely to have an adverse effect on the Corporation and its Subsidiaries, taken as a whole, or on the Buyer's ownership of the Corporation Shares, of Fifty Thousand Dollars (USD$50,000) or more. The covenants and agreements of the Corporation and the Sellers to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.

         7.2 FILINGS; CONSENTS; WAITING PERIODS. All registrations, filings, applications, notices, consent, approvals, waivers, authorizations, qualifications and orders to be filed, made or obtained by the Buyer, the Corporation or any Seller in order to consummate the transactions contemplated by this Agreement (including, without limitation, any filings or actions required shall have been filed, made or obtained. The Sellers and the Corporation and the Subsidiaries shall have obtained the consent of the requisite parties to the agreements identified in Sections 3.6, 3.15 and 3.16 of the Corporation Disclosure Schedule, which consent shall be in form and substance reasonably satisfactory to the Buyer. The Corporation shall have obtained written enforceable waivers with respect to all existing breaches and any continuing breaches (including any breaches anticipated to continue in the ordinary course of the business of the Corporation and the Subsidiaries after the Closing) of agreement with respect to those Contracts and Leases identified in Sections 3.15 and 3.16 of the Corporation Disclosure Schedule, which waivers shall be in form and substance satisfactory to the Buyer.

         7.3 NO INJUNCTION. There shall be no injunction, restraining order or decree of any nature of any Authority or other Person that is in effect and that
(i) restrains, prohibits or makes illegal the consummation of the Share Purchase, or (ii) imposes conditions on the consummation of the Share Purchase not otherwise provided for in this Agreement.

         7.4 CLOSING DELIVERIES. The Sellers or the Corporation, as appropriate, shall have delivered or caused to be delivered to the Buyer the following:

                           (i) True and correct copies of the Articles of
Incorporation of the Corporation (or other organizational document) and each Subsidiary certified as of a date not more than thirty (30) calendar days preceding the Closing Date, and true and correct copies of the Bylaws of the Corporation and each Subsidiary as in effect on the day prior to Closing, certified by the Secretary of the Corporation;

                           (ii) Certificates of good standing, current within
thirty (30) calendar days, relating to the Corporation and each Subsidiary from their respective jurisdiction of incorporation and each other jurisdiction in which the Corporation or any Subsidiary is qualified to do business as a foreign corporation;

                           (iii) A resolution of the Board of Directors of the
Corporation authorizing the execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary of the Corporation as remaining in full force and effect on the Closing Date;

                           (iv) A certificate of the Secretary of the
Corporation attesting to the incumbency of the officers of the Corporation executing this Agreement or any other certificates or agreements delivered by the Corporation to the Buyer at or prior to the Closing;


                           (v) The common seal (if any), asset register, all
other registers, management accounts, budgets and all books of accounts, ledgers, records, documents and other business papers of any kind of the Corporation, certificates of registration of any business names, certificates of title (if any) for any Corporation assets, executed and stamped originals and copies of any property leases, contracts, certificates of registration and other documents of title for any intellectual property rights, cheque books of the Corporation, a list of all bank accounts maintained by the Corporation and the signatories on those accounts maintained by the Corporation and the signatories on those accounts, and akey to business premise owned or leased by the Corporation. Please note that in respect of the items referred to in this sub-paragraph, delivery will be made by leaving the items in a safe and appropriate place at the Corporation's principal place of business or at any other place as the parties may agree.

                           (vi) such written and duly executed resignations with
effect from the Closing Date from any directors, secretary, or auditor of the Corporation as the Buyer may nominate in writing prior to the Closing Date.

                           (vii) minutes of a meeting of the directors of the
Corporation at which:


                                    (a)      persons nominated in writing (if
                                             any) for the purpose by the Buyer
                                             and having consented in writing to
                                             the appointment will be appointed
                                             directors of the Corporation;

                                    (b)      the person nominated in writing (if
                                             any) for the purpose by the Buyer
                                             and having consented in writing to
                                             the appointment will be appointed
                                             as secretary of the Corporation;

                                    (c)      a resolution that the directors of
                                             the Corporation accept the
                                             resignations (if any) referred to
                                             above;

                                    (d)      if requested by the Buyer, a
                                             resolution that the directors
                                             resolved to change the bank account
                                             signatories to persons nominated
                                             bythe Buyer; and

                                    (e)      a resolution of the directors of
                                             the Corporation to register the
                                             share transfers referred to in
                                             paragraph 2.3 of this agreement
                                             subject to those transfers being
                                             stamped.

                           (viii) any waiver, consent, letter of
non-crystallisation or other document necessary to give the Buyer full legal and beneficial ownership of the Corporation Shares.


         7.5 ABSENCE OF LITIGATION. No claim, action, suit, arbitration, investigation, inquiry or other proceeding by any Authority or other Person with respect to this Agreement or the transactions contemplated hereby shall be threatened or pending on the Closing Date and, up to the Closing, no party to this Agreement shall have been advised by any Authority (which advisory has not been officially withdrawn by such Authority on or prior to the Closing Date) that such Authority is reviewing this Agreement or the transactions contemplated hereby to determine whether to file or commence any litigation with respect to any aspect of this Agreement or the transactions contemplated hereby.

         7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Corporation or any Subsidiary, or (b) is entitled to all or any portion of the Purchase Price payable for the Corporation Shares.

         7.7 NO MATERIAL ADVERSE EFFECT. Before the Closing Date, there shall have been no material change in the assets or liabilities, the business or condition (financial or otherwise), the results of operations or prospects of the Corporation or any Subsidiary, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, that results in a Material Adverse Effect.

         7.8 GENERAL RELEASE. The Corporation, the Buyer and each of the employees of the Corporation shall execute and deliver a Deed of Release in the form attached hereto as EXHIBIT C.

         7.9 TAX FILING CODE SECTION 338(g) ELECTION. The Corporation, Buyer and Seller shall prepare and File an election under Section 338(g) of the Code to treat this transaction as an asset purchase.

         7.10 ACTIONS PENDING REGISTRATION. On Closing, beneficial ownership in the Corporation Shares will pass to the Buyer and the Sellers irrevocably appoint the Buyer as their attorney for the purpose of casting votes at any general meeting of the Corporation up until the time the Corporation Shares are registered. Without limiting the generality of the foregoing, pending registration of the transfers of the Corporation Shares, the Sellers shall take all necessary and desirable action required and directed by the Buyer to exercise its rights in respect of those shares including:

         (a) attending and voting at the direction of the Buyer at any general meeting of shareholders of the Corporation;

         (b) executing such proxies or powers of attorney in such reasonable form required by the Buyer appointing the Buyer or its nominee to attend and vote at a particular general meeting or all general meetings of shareholders of the Corporation;

         (c) executing such written resolutions of shareholders of the Corporation as may be directed by the Buyer.

         The Buyer indemnifies and will keep indemnified each Seller against all losses, costs, damages or other liabilities of any nature which the Seller may incur directly or indirectly, in whole or in part (and if in part to that extent) as a result of acting at the direction of the Buyer under this section 7.10.

                                   ARTICLE 8.

                   CONDITIONS TO SELLERS' OBLIGATIONS TO CLOSE

         Each Seller's obligation to consummate the Share Purchase is subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived in writing by such Seller, in its sole discretion):

         8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER. The representations and warranties of the Buyer in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date, or time), and the covenants and agreements of the Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.

         8.2 FILINGS; CONSENTS; WAITING PERIODS. All registrations, filings, applications, notices, consents, approvals, waivers, authorizations, qualifications and orders to be filed, made or obtained by the Buyer, the Corporation or any Seller in order to consummate the transactions contemplated by this Agreement shall have been filed, made or obtained. The Buyer shall have obtained the consents identified in Section 5.3 of the Buyer Disclosure Schedule, which consents shall be in form and substance reasonably satisfactory to the Corporation.

         8.3 NO INJUNCTION. The condition set forth in Section 7.3 shall have been satisfied.

         8.4 CLOSING DELIVERIES. The Buyer shall have delivered or caused to be delivered to the Corporation's legal counsel (in the case of clauses (i), (ii) and (iii) below) and to each Seller (in the case of clause (iv) below) the following:

                           (i) Certificates of good standing, current within
thirty (30) calendar days, relating to the Buyer from its jurisdiction of incorporation and each other jurisdiction in which the Buyer is qualified to do business as a foreign corporation;

                           (ii) A certificate of the Secretary of the Buyer
attesting to the incumbency of the officers of the Buyer executing this Agreement and any other certificates or agreements delivered by the Buyer to the Sellers at or prior to the Closing;

                           (iii) A resolution of the Board of Directors of the
Buyer authorizing the execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary of the Buyer; and

                           (iv) The Purchase Price payable in accordance with
Section 2.3 to each Seller (as specified in Section 2.2) pursuant to this Agreement.

         8.5 ABSENCE OF LITIGATION. The condition set forth in Section 7.5 shall have been satisfied.

         8.6 NO MATERIAL ADVERSE EFFECT. Before the Closing Date, there shall have been no material change in the assets or liabilities, the business or condition (financial or otherwise), the results of operations or prospects of the Buyers or any Subsidiary, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, that results in a Material Adverse Effect.

                                   ARTICLE 9.

                            SURVIVAL; INDEMNIFICATION

         9.1 INDEMNIFICATION.

                  (a) If the Closing occurs, and subject to the limitations set forth in this Article 9, the Indemnifying Sellers, severally and not jointly (according to their pro-rata ownership of their respective Corporation Shares as set forth in EXHIBIT A) shall indemnify and hold harmless the Buyer and its Affiliates (collectively, the "Buyer Indemnitees") from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "Indemnified Losses"), suffered or incurred by any one or more of the Buyer Indemnitees by reason of, or arising out of:

                  (i) any misrepresentation or breach of representation or warranty of the Corporation contained in this Agreement, the Corporation Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered by or on behalf of the Corporation pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of the Corporation contained in this Agreement, the Corporation Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered to the Buyer by or on behalf of the Corporation pursuant to this Agreement or in connection with the transactions contemplated herein;

                  (ii) any claim by any holder of options or warrants to purchase securities of the Corporation that such instruments were not either canceled as of the Closing Date or cancelable within 90 days of the Closing without any consideration payable by the Corporation; and

                  (iii) any and all actions, orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

                  (b) Each Seller, severally and not jointly, shall indemnify and hold harmless the Buyer Indemnitees from and against any Indemnified Losses caused by a breach of that Seller's representations, warranties or agreements set forth in this Agreement. For avoidance of doubt, no Seller shall have responsibility for a breach by any other Seller.

                  (c) If the Closing occurs, and subject to the limitations set forth in this Article 9, the Buyer shall indemnify and hold harmless the Sellers and their Affiliates (collectively, the "Seller Indemnitees") from and against and in respect of any and all Indemnified Losses suffered or incurred by any one or more of the Seller Indemnitees by reason of, or arising out of:

                  (i) any misrepresentation or breach of representation or warranty of the Buyer contained in this Agreement, the Buyer Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered by or on behalf of the Buyer pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of the

Buyer contained in this Agreement, the Buyer Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered to the Sellers by or on behalf of the Buyer pursuant to this Agreement or in connection with the transactions contemplated herein; and

                  (ii) any and all actions, orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

                  (d) The party or parties entitled to indemnification under any provision of this Article 9 are sometimes collectively referred to herein as the "Indemnitees" and the party or parties obligated to indemnify under any provision of this Article 9 are sometimes collectively referred to herein as the "Indemnifying Parties". The Indemnifying Parties shall reimburse Indemnitees on demand for any Indemnified Losses suffered by the Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions in respect of any Indemnified Losses, provided however that no third party claim may be settled without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Parties shall have the opportunity to defend at their expense any claim, action or demand for which the Indemnitees claim indemnity against the Indemnifying Parties, provided that: (i) the defense is conducted by reputable counsel approved by the Indemnitees, which approval shall not be unreasonably withheld or delayed; (ii) the defense is expressly assumed in writing within 15 days after written notice of the claim, action or demand is given to the Indemnifying Parties; and (iii) counsel for the Indemnitees may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Indemnitees.

                  (e) No claim shall be brought by any Indemnitee under this
Article 9 for Indemnified Losses, and none of them shall be entitled to receive any payment with respect thereto, unless and until the aggregate amount of such claim(s) equals or exceeds USD$600,000, and the Indemnities will only be entitled to reimbursement hereunder for Indemnified Losses in excess of such USD$600,000 amount; provided, that any indemnified Losses arising from breaches of the representations set forth in Section 4.1, 4.2, 4.3 and 4.4 or pursuant to subsection (a)(ii) above shall be reimbursed from the first dollar of loss. Anything to the contrary notwithstanding, (A) with respect to the representations and warranties set forth in Article 3, (i) each Indemnifying Seller will only be liable to the Buyer Indemnitees for the pro rata portion of such Indemnified Losses in accordance with the percentages set forth opposite that Indemnifying Seller's name on Exhibit A; (ii) no Indemnifying Seller shall be liable to the Buyer Indemnitees for Indemnified Losses in excess of the percentages set forth opposite that Indemnifying Sellers name on Exhibit A;
(iii) the Indemnifying Sellers shall not be liable to the Buyer Indemnitees under this Article 9 to reimburse Indemnified Losses, if any, in excess in the aggregate amount of USD$3,000,000 (which equals a USD$3,600,000 maximum after taking into account the aforementioned USD$600,000 deductible); provided, however, that such limitation shall not apply to any loss suffered by the Buyer Indemnitees attributable to fraudulent misrepresentations or to breaches of the representations set forth in Sections 4.1, 4.2, 4.3 and 4.4, and (iv) no Seller shall be liable with respect to the breach of any representation or warranty of any other Seller.

                  (f) The Corporation shall not have any liability, obligation or indebtedness to any Seller as a result of any misrepresentation or breach of representation or warranty by any Seller contained in this Agreement, the Corporation Disclosure Schedule, the Seller Disclosure Schedule or any certificate, instrument, agreement or other writing delivered by or on behalf of any Seller or the Corporation pursuant to this Agreement, or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Seller or the Corporation contained in this Agreement, the Corporation Disclosure Schedule or the Seller Disclosure Schedule, or any certificate, instrument, agreement or other writing by or on behalf of any Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein.

         9.2 LIMITATIONS ON INDEMNIFICATION.

                  (a) The representations and warranties of Buyer and each Seller (including without limitation each Indemnifying Seller) contained in this Agreement, the Buyer Disclosure Schedule, the Corporation Disclosure Schedule, the Seller Disclosure Schedule or in any certificate, instrument, agreement or other writing delivered by or on behalf of Buyer or any Seller pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by or on behalf of the Buyer or the Seller, as applicable (subject to the provisions of this Article
9), and the consummation of the transactions contemplated herein, and all such representations and warranties shall be of no further force and effect after two years from the date of the Closing, except for matters set forth in Sections 3.14, 3.17, 3.18, 4.1, 4.2, 4.3, 4.4, 5.10, 5.12 and 5.16, for which the survival period shall extend until the expiration of the applicable statutory limitations period (as applicable, the "Survival Period"). Anything to the contrary notwithstanding, a claim for indemnification which is made in writing but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

                  (b) An Indemnitee shall be obligated to prosecute diligently and in good faith any claim for Indemnified Losses with any applicable insurer prior to collecting any indemnification payment hereunder, provided that an Indemnitee shall be entitled to collect an indemnification payment otherwise due to it hereunder if such Indemnitee has not received reimbursement from the applicable insurer(s) within twelve (12) months after it has given such insurer(s) appropriate written notice of its claim.

                  (c) In the case where an Indemnitee recovers from third parties all or any part of any amount previously paid to it by any Seller hereunder, such Indemnitee shall promptly pay over to such Seller the amount so recovered (net of any expenses actually incurred by it in procuring such recovery), but not in excess of any amount previously so paid by the Indemnifying Party. No amount shall become payable by an Indemnifying Party to an Indemnity in respect of any third party claim unless and to the extent that the Indemnity shall have become required to pay after exhausting all available remedies, and shall actually have paid, the relevant Indemnified Losses to the relevant third party.

                  (d) The amount of any claim made hereunder shall be reduced by taking into account (i) any amount payable to the Buyer or the Corporation by any insurer or other third party in respect of the relevant Indemnified Losses, and (ii) any offsetting benefit (including any tax reduction) to the relevant Corporation or to any Affiliate thereof, either in the year in which the Indemnified Losses are sustained or in any other year.

                  (e) For purposes of computing the amount of any Indemnified Losses, only the loss actually sustained shall be taken into account, to the exclusion of any price/earnings or similar multiplier implicit in the Purchase Price, and in no event shall any Indemnifying Party be liable for unforeseen or consequential damages.

                  (f) The Indemnitees shall not be entitled to any indemnification payments if they have not timely notified the Indemnifying Parties and otherwise complied in all material respects with all the other provisions of this Article 9.

                  (g) The Indemnitees shall not be entitled to any indemnification in connection with Indemnified Losses resulting from facts of which the Indemnitees were aware at the time of executing this Agreement.

                  (h) Sellers shall have no liability under any provision of this Agreement for Indemnified Losses which arise as a result of (i) actions taken by the Buyer or the Corporation after the Closing Date, or (ii) the passing of, or any change in, after the date hereof, any law or administrative practice of any government, governmental department, agency or regulatory body in any such case not actually in force at the date of this Agreement.

                  (i) The Indemnitees shall use their best efforts, and the Buyer Indemnitees shall cause the Corporation to use its best efforts, to mitigate any Indemnified Losses which any of them may suffer as a result of any matters giving rise to a claim for indemnification hereunder.

                  (j) The provisions of this Article 9 shall constitute the sole remedy of all of the parties hereto for any misrepresentation or breach of representation or warranty contained in this Agreement, any Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered by or on behalf of any such party pursuant to this Agreement or in connection with the transactions contemplated herein.





                                  ARTICLE 10.

                                   TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to Closing by:

                  (a) the mutual consent of the Buyer and the holders of a majority in interest of the ordinary shares of the Corporation;

                  (b) the Buyer or the holders of a majority in interest of the ordinary shares of the Corporation if the Closing has not occurred by the close of business on the date which is 30 calendar days following the date of this Agreement, so long as the failure to consummate the transaction on or before such date did not result from a breach of this Agreement by the party seeking termination of this Agreement;

                  (c) at any time before the Closing, by any Seller or the Buyer, (A) in the event of a material breach of this Agreement hereof by any non-terminating party if such non-terminating party fails to cure such breach within 10 Business Days following notification by any one or more of the terminating parties, or (B) upon notification to the non-terminating parties by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement has become impossible or impracticable with the use of best efforts unless the failure of such condition to be satisfied is caused by a breach of this Agreement by the terminating party or the non-terminating parties waive such condition within 10 Business Days of receipt of such notification (and, for purposes of (ii) and (iii) only, a breach or material breach by any Seller shall constitute a breach or material breach, as the case may be, by all of the Sellers);

                  (d) if such termination is required pursuant to any final and nonappealable judgment or order entered in any judicial or administrative proceeding initiated by an Authority;

                  (e) as provided in Section 6.9; and

                  (f) as provided in Section 11.11.

         10.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 10.1, written notice of such termination shall promptly be given by the terminating party to the other parties, and this Agreement shall upon that notice terminate and become void and have no effect, and the transactions contemplated by this The parties shall abandon agreement without further action, except that the provisions of Section 11.5 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party of any liability for any breach by it of this Agreement.

                                  ARTICLE 11.

                                  MISCELLANEOUS

         11.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same agreement. The Agreement and signatures on this Agreement, may be transmitted by facsimile, and such shall deem such a transmission a delivery of this Agreement signing party.

         11.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, USA applicable to a contract executed and performed in such state without reference to the choice of law principles of such state.

         11.3 NO THIRD PARTY BENEFICIARIES. Except as provided in Section 6.10 above, nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person that is not a party to this Agreement, and no other Person not a party to this Agreement shall have any rights or remedies under this Agreement.

         11.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior drafts of such agreement, and all prior and contemporaneous agreements, representations, negotiations, discussions, correspondence, communications, term sheets and understandings of the parties, except for the Confidentiality Agreement, which agreement is ratified and remains in full force and effect. There are no agreements, understandings, representations and warranties between the parties other than those set forth or referred to in this Agreement.

         11.5 EXPENSES. Except as set forth in this Agreement (and particularly
Section 2.3), whether the Share Purchase is or is not consummated, all costs and expenses, including but not limited to fees and expenses of attorneys, advisers, agents, and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether such costs and expenses were incurred prior to or are incurred after the date hereof, and in particular, all such costs and expenses incurred by or on behalf of the Sellers shall be borne by the Sellers or the Corporation. All Australian stamp duty payable on, or in relation to the transactions contemplated by, this Agreement or any document executed pursuant to this Agreement shall be paid by the Buyer.

         11.6 NOTICES. All notices under this Agreement shall be sufficiently given for all purposes under this Agreement if in writing (a) when delivered personally; (b) in the case of domestic deliveries within the United States, three Business Days after deposited for first class mailing by the United States Postal Service; (c) in the case of domestic deliveries within the United States, one day after deposited for delivery by a nationally recognized overnight delivery service; (d) in the case of foreign deliveries, two days after deposited for delivery by a reputable foreign or overseas air courier; or (e) when receipt is confirmed, by telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Sellers shall be addressed to each Seller at the address noted in Exhibit A hereto or at such other address and to the attention of such other Person as each Seller may designate by written notice to the Buyer. Notices to the Corporation shall be addressed to:

                    Moreton Bay Ventures Pty Ltd.
                    Unit 12/97 Jljaws Street, Summer Park
                    Brisbane, Australia QLD 4047
                    Attention: Bob Waldie, Managing Director
                    Telecopy: +1 61 73 2791820

or at such other address and to the attention of such other Person as each Seller may designate by written notice to the Buyer. Notices to the Buyer shall be addressed to:

                    Lineo, Inc.
                    1505 Westlake Avenue North, Suite 400
                    Seattle, Washington  98109
                    Attention:  Matthew Harris, Vice President & General Counsel
                    Telecopy:   (206) 281-9882

or to such other address and to the attention of such other Person as the Buyer may designate by written notice to the Sellers.

         11.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. No party to this Agreement shall have the right to assign its rights or interests in or delegate its obligations under this Agreement without the express prior written consent of all other parties to this Agreement; provided, however, the Buyer may assign its rights or interests under this Agreement to any direct or indirect wholly owned subsidiary of the Buyer, in which event the Buyer shall remain liable under this Agreement; and provided further that any Seller may, by notice to the Buyer, direct that no Seller may direct any or all of his share of the Closing Purchase Price be paid to any other Person. No such assignment shall release the Buyer from its obligations hereunder without the Sellers' written consent.

         11.8 HEADINGS; DEFINITIONS. The Section and article headings contained in this Agreement are inserted for convenience and reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained in this Agreement mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined in this Agreement are equally applicable to both the singular and plural forms of such terms. As the context requires, the singular form of any term includes the plural and vice versa, and all pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender.

         11.9 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party to this Agreement may, only by an instrument in writing, waive compliance by any other party to this Agreement with any term or provision of this Agreement. The waiver by any parties to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         11.10 VENUE; SERVICE OF PROCESS. In the event that any litigation or other judicial relief should be commenced or applied for, but without limitation to the provision requiring arbitration set forth in Section 11.11 below, each party to this Agreement hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Salt Lake City, Utah, United States of America, in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement further agrees that personal jurisdiction over him may be effected by service of process by registered or certified mail addressed as provided in Section 11.6 above and that when so made shall be as if served upon him personally within the State of Utah.

         11.11 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("Rules of AAA"), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrator may be enforced in any court having jurisdiction thereof.

                  (a) LOCATION. The location of the arbitration shall be Salt Lake City, Utah, United States of America.

                  (b) SELECTION OF ARBITRATOR. The arbitration shall be conducted by one neutral arbitrator who is independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration and who is an attorney having at least fifteen (15) year's experience in corporate and securities issues. The arbitrator shall be selected by the parties to the arbitration in the manner provided in the Rules of the AAA.

                  (c) DISCOVERY. Unless the parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness's name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrator shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

                  (d) CASE MANAGEMENT. Prompt resolution of any dispute is important to both parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrator is instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

                  (e) REMEDIES. The arbitrator shall follow and apply applicable law and the provisions of this Agreement. The arbitrator shall grant such legal or equitable remedies and relief in compliance with applicable law that the arbitrator deems just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. No court action may be maintained seeking punitive damages. The decision of the arbitrator shall be binding upon the parties.

                  (f) EXPENSES. The expenses of the arbitration, including the arbitrator's fees and expert witness fees, but not including the attorneys' fees (which are addressed in Section 11.12 below) incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator's fees as and when billed by the arbitrator.

                  (g) CONFIDENTIALITY. Except as set forth below, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrator. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Additionally, each party may make such disclosures as are required by applicable securities laws or other applicable law or regulation. Further, if a party is expressly asked by a third party about the dispute or the arbitration, the party may disclose and acknowledge in general and limited terms that there is a dispute with the other party which is being (or has been) arbitrated. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable.

         11.12 ATTORNEYS' FEES. In the event that any dispute between any two or more of the parties to this Agreement should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees, arbitration fees and other expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment or arbitration award. Any judgment, order or arbitration award entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment or award and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section 11.12: (a) attorney's fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions;
(2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined by the tier of fact in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

         11.13 SEVERABILITY OF PROVISIONS; JEOPARDY.

                  (a) If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon a determination that such an adverse affect will occur, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated to this Agreement are fulfilled to the greatest extent possible.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that it is determined prior to the Closing that the performance by any party hereto of any term, covenant, condition or provision of this Agreement should be in violation of any statute, ordinance, or be otherwise deemed illegal, the parties shall immediately attempt to negotiate an amendment to this Agreement to eliminate such jeopardy. In the event that such an amendment is not practicable or cannot be agreed upon within fifteen (15) days of notice of the need thereof, either party may, at its option, terminate this Agreement forthwith.

         11.14 SELLER APPROVAL. The execution and delivery of this Agreement by all Sellers shall constitute unanimous shareholder approval of the execution and delivery of this Agreement by the Corporation.

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties effective as of the date first above written.

                                  CORPORATION:

                                  Moreton Bay Ventures Pty Ltd, an Australian corporation



                                  By:
                                     ---------------------------------------
                                  Its:
                                      --------------------------------------

                                  SELLERS:

                                  Robert B Waldie



                                  ------------------------------------------


                                  Mary E Waldie



                                  ------------------------------------------


                                  Antonio B Merenda



                                  ------------------------------------------


                                  Peter Cronk, Sandra Judith Cronk and Lynda
                                  Sandra Cronk as Trustees of the Cronk Super
                                  Fund



                                  ------------------------------------------


                                  ------------------------------------------


                                  ------------------------------------------

                                  Richard S J Stevenson


                                  ------------------------------------------



                                  Graeme R Kitchen


                                  ------------------------------------------


                                  Gregory Ungerer


                                  ------------------------------------------



                                  Roger Brown


                                  ------------------------------------------



                                  Matthew Ramsay


                                  ------------------------------------------



                                  Christopher Trew


                                  ------------------------------------------



                                  Peter A Waldie


                                  ------------------------------------------

                                  Robert A Waldie


                                  ------------------------------------------



                                  Sirius Technologies, an Australian corporation



                                  By:
                                     ---------------------------------------
                                  Its:
                                      --------------------------------------

                                  Southern Cross Fund 1, a Delaware limited partnership



                                  By:
                                     ---------------------------------------
                                  Its:
                                      --------------------------------------

                                  BUYER:

                                  LINEO, INC., a Delaware corporation



                                  By:
                                     ---------------------------------------
                                     Bryan W. Sparks, Chairman and President